                                                                    EXHIBIT 10.1

                      AMENDED AND RESTATED CREDIT AGREEMENT

                            dated as of July 23, 1997

                                      among

                               MOVADO GROUP, INC.

                                       and

                          the Lenders signatory hereto

                                       and

                            THE CHASE MANHATTAN BANK,
                        as Agent, and as Swingline Bank,
                               and as Issuing Bank

                                       and

                                FLEET BANK, N.A.,
                                   as Co-Agent

                                Table of Contents

                                                                                                               Page
                                                                                                               ----
ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS.......................................................................  1
         Section 1.01.     Definitions..........................................................................  1
         Section 1.02.     Accounting Terms..................................................................... 12
         Section 1.03.     Exchange Rates....................................................................... 12
         Section 1.04.     Prior Credit Agreement............................................................... 13

ARTICLE 2.  THE LOANS........................................................................................... 13
         Section 2.01.     Syndicated Loans..................................................................... 13
         Section 2.02.     Making of Syndicated Loans........................................................... 13
         Section 2.03.     Borrowing Procedure as to Syndicated Loans........................................... 14
         Section 2.04.     Swingline Loans...................................................................... 15
         Section 2.05.     Refinancing by All Lenders of Swingline Loans........................................ 16
         Section 2.06.     Repayment of Loans................................................................... 16
         Section 2.07.     Certain Fees......................................................................... 17
         Section 2.08.     Interest on Loans.................................................................... 17
         Section 2.09.     Default Interest..................................................................... 18
         Section 2.10.     Termination and Reduction of Commitments............................................. 18
         Section 2.11.     Conversion and Continuation of Borrowings............................................ 19
         Section 2.12.     Optional Prepayment.................................................................. 20
         Section 2.13.     Mandatory Prepayments................................................................ 20
         Section 2.14.     Payments............................................................................. 21
         Section 2.15.     Purpose.............................................................................. 22

ARTICLE 3.  LETTERS OF CREDIT................................................................................... 22
         Section 3.01.     Letters of Credit.................................................................... 22
         Section 3.02.     Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions................ 22
         Section 3.03.     Minimum Amount; Expiration Date...................................................... 23
         Section 3.04.     Participations....................................................................... 23
         Section 3.05.     Reimbursement........................................................................ 23
         Section 3.06.     Obligations Absolute................................................................. 23
         Section 3.07.     Disbursement Procedures.............................................................. 24
         Section 3.08.     Interim Interest..................................................................... 24
         Section 3.09.     Letter of Credit Fees................................................................ 25
         Section 3.10.     Resignation of the Issuing Bank...................................................... 25
         Section 3.11.     Not Fiduciary........................................................................ 25
         Section 3.12.     Purpose.  ........................................................................... 26

ARTICLE 4.  YIELD PROTECTION; ILLEGALITY; ETC................................................................... 26
         Section 4.01.     Alternate Rate of Interest........................................................... 26
         Section 4.02.     Reserve Requirement; Change in Circumstances......................................... 26
         Section 4.03.     Change in Legality................................................................... 28
         Section 4.04.     Indemnity............................................................................ 29
         Section 4.05.     Taxes................................................................................ 29

         Section 4.06.     Duty to Mitigate..................................................................... 30
         Section 4.07.     Replacement of Lenders............................................................... 31

ARTICLE 5.  CONDITIONS PRECEDENT................................................................................ 31
         Section 5.01.     Documentary Conditions Precedent..................................................... 31
         Section 5.02.     Additional Conditions Precedent...................................................... 32
         Section 5.03.     Deemed Representations............................................................... 33

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES...................................................................... 33
         Section 6.01.     Incorporation, Good Standing and Due Qualification................................... 33
         Section 6.02.     Corporate Power and Authority; No Conflicts.......................................... 33
         Section 6.03.     Legally Enforceable Agreements....................................................... 33
         Section 6.04.     Litigation........................................................................... 33
         Section 6.05.     Financial Statements................................................................. 34
         Section 6.06.     Ownership and Liens.................................................................. 34
         Section 6.07.     Taxes................................................................................ 34
         Section 6.08.     ERISA................................................................................ 34
         Section 6.09.     Subsidiaries and Ownership of Stock.................................................. 35
         Section 6.10.     Credit Arrangements.................................................................. 35
         Section 6.11.     Operation of Business................................................................ 35
         Section 6.12.     Hazardous Materials.................................................................. 35
         Section 6.13.     No Default on Outstanding Judgments or Orders........................................ 37
         Section 6.14.     No Defaults on Other Agreements...................................................... 37
         Section 6.15.     Labor Disputes and Acts of God....................................................... 37
         Section 6.16.     Governmental Regulation.............................................................. 38
         Section 6.17.     Partnerships......................................................................... 38
         Section 6.18.     No Forfeiture........................................................................ 38
         Section 6.19.     Solvency............................................................................. 38

ARTICLE 7.  AFFIRMATIVE COVENANTS............................................................................... 38
         Section 7.01.     Maintenance of Existence............................................................. 38
         Section 7.02.     Conduct of Business.................................................................. 39
         Section 7.03.     Maintenance of Properties............................................................ 39
         Section 7.04.     Maintenance of Records............................................................... 39
         Section 7.05.     Maintenance of Insurance............................................................. 39
         Section 7.06.     Compliance with Laws; Payment of Taxes............................................... 39
         Section 7.07.     Right of Inspection.................................................................. 39
         Section 7.08.     Reporting Requirements............................................................... 39
         Section 7.09.     Subsidiary Guarantee................................................................. 42
         Section 7.10.     Equal and Ratable Lien............................................................... 43

ARTICLE 8.  NEGATIVE COVENANTS.................................................................................. 43
         Section 8.01.     Debt................................................................................. 43
         Section 8.02.     Guaranties, Etc...................................................................... 44
         Section 8.03.     Liens................................................................................ 45
         Section 8.04.     Leases............................................................................... 46
         Section 8.05.     Investments.......................................................................... 47
         Section 8.06.     Dividends............................................................................ 48
         Section 8.07.     Sale of Assets....................................................................... 48
         Section 8.08.     Stock of Subsidiaries, Etc........................................................... 49

         Section 8.09.     Transactions with Affiliates......................................................... 49
         Section 8.10.     Mergers, Etc......................................................................... 49
         Section 8.11.     Acquisitions......................................................................... 50
         Section 8.12.     No Activities Leading to Forfeiture.................................................. 50
         Section 8.13.     No Material Change in Business....................................................... 50
         Section 8.14.     No Restriction....................................................................... 50
         Section 8.15.     Swap and Exchange Agreements......................................................... 50
         Section 8.16.     Certain Subsidiary Liabilities....................................................... 50

ARTICLE 9.  FINANCIAL COVENANTS................................................................................. 51
         Section 9.01.     Tangible Net Worth................................................................... 51
         Section 9.02.     Debt Ratio........................................................................... 51
         Section 9.03.     Fixed Charge Coverage Ratio.......................................................... 51
         Section 9.04.     Leverage Ratio....................................................................... 52
         Section 9.05.     Capital Expenditures................................................................. 52

ARTICLE 10.  EVENTS OF DEFAULT.................................................................................. 52
         Section 10.01.  Events of Default...................................................................... 52

ARTICLE 11.  THE AGENT; RELATIONS AMONG LENDERS AND BORROWER.................................................... 54
         Section 11.01.  Appointment, Powers and Immunities of Agent............................................ 54
         Section 11.02.  Reliance by Agent...................................................................... 55
         Section 11.03.  Defaults............................................................................... 55
         Section 11.04.  Rights of Agent as a Lender............................................................ 55
         Section 11.05.  Indemnification of Agent............................................................... 56
         Section 11.06.  Documents.............................................................................. 56
         Section 11.07.  Non-Reliance on Agent and Other Lenders................................................ 56
         Section 11.08.  Failure of Agent to Act................................................................ 56
         Section 11.09.  Resignation or Removal of Agent........................................................ 56
         Section 11.10.  Amendments Concerning Agency Function.................................................. 57
         Section 11.11.  Liability of Agent..................................................................... 57
         Section 11.12.  Transfer of Agency Function............................................................ 57
         Section 11.13.  Non-Receipt of Funds by the Agent...................................................... 57
         Section 11.14.  Withholding Taxes...................................................................... 57
         Section 11.15.  Several Obligations and Rights of Lenders.............................................. 58
         Section 11.16.  Pro Rata Treatment of Syndicated Loans, Etc............................................ 58
         Section 11.17.  Sharing of Payments Among Lenders...................................................... 58
         Section 11.18.  Co-Agent............................................................................... 59

ARTICLE 12.  MISCELLANEOUS...................................................................................... 59
         Section 12.01.  Amendments and Waivers................................................................. 59
         Section 12.02.  Usury.................................................................................. 60
         Section 12.03.  Expenses............................................................................... 60
         Section 12.04.  Survival............................................................................... 60
         Section 12.05.  Assignment; Participations............................................................. 60
         Section 12.06.  Notices................................................................................ 62
         Section 12.07.  Setoff................................................................................. 63
         SECTION 12.08.  JURISDICTION; IMMUNITIES............................................................... 63
         Section 12.09.  Table of Contents; Headings............................................................ 63
         Section 12.10.  Severability........................................................................... 63

         Section 12.11.  Counterparts........................................................................... 64
         Section 12.12.  Integration............................................................................ 64
         SECTION 12.13.  GOVERNING LAW.......................................................................... 64
         Section 12.14.  Confidentiality........................................................................ 64
         Section 12.15.  Treatment of Certain Information....................................................... 64
         Section 12.16.  Judgment Currency...................................................................... 64

EXHIBITS

         Exhibit A-1       Form of Syndicated Note
         Exhibit A-2       Form of Swingline Note
         Exhibit B         Form of Authorization Letter
         Exhibit C         Form of Opinion of Counsel for Borrower and Guarantor
         Exhibit D         Form of Guarantee
         Exhibit E         Form of Assignment and Assumption Agreement
         Exhibit F         Form of Confidentiality Agreement

SCHEDULES

         Schedule I        Lenders and Amounts of Revolving Credit Commitments
         Schedule II       Subsidiaries of Borrower
         Schedule III      Credit Arrangements
         Schedule IV       Environmental Matters

         AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 23, 1997 among MOVADO GROUP, INC., a corporation organized under the laws of New York (the "Borrower"); each of the lenders which is a signatory hereto (individually a "Lender" and collectively the "Lenders"); THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent"), and as swingline bank (in such capacity, together with its successor in such capacity, the "Swingline Bank"), and as issuing bank (in such capacity, together with its successors in such capacity, the "Issuing Bank"); and FLEET BANK, N.A., a national banking association, as co-agent for the Lenders (the "Co-Agent").

         The Borrower desires that the Lenders, the Swingline Bank and the Issuing Bank extend credit as provided herein, and the Lenders, the Swingline Bank and the Issuing Bank are prepared to extend such credit. Accordingly, the Borrower, the Lenders, the Swingline Bank, the Issuing Bank and the Agent agree as follows:


                   ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS.

Section 1.01. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

         "ABR Borrowing" means a Borrowing comprised of ABR Loans that are Syndicated Loans or a Borrowing of an ABR Loan that is a Swingline Loan.

         "ABR Loan" means any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article 2.

         "Acquisition" is defined in Section 8.11.

         "Adjusted LIBO Rate" means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/32nd of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

         "Affiliate" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Agent Fees" is defined in Section 2.07.

         "Aggregate Credit Exposure" means, at any time, the sum at such time of
(i) the aggregate of the Lenders' Syndicated Loan Exposures, (ii) the L/C Exposure and (iii) the outstanding principal balance of all Swingline Loans.

         "Aggregate Net Cash Proceeds" means, as to sales and mergers that are Designated Sales, the aggregate cash proceeds received by the Borrower or a Subsidiary (including cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (a) selling expenses (including reasonable broker's fees or commissions, transfer and similar taxes, and the Borrower's good faith estimate of income taxes paid or payable in connection with the receipt of such cash proceeds), and (b) amounts provided as a reserve, in accordance with GAAP, against any liabilities under indemnification obligations associated with such sales and mergers (provided that, to the extent and at such time any such amounts are released from such reserve, such amounts shall be included in Aggregate Net Cash Proceeds).

         "Agreement" means this Amended and Restated Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, or (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Assignment and Assumption Agreement" is defined in Section 12.05.

         "Authorization Letter" means the letter agreement executed by the Borrower in the form of Exhibit B.

         "Average Debt Coverage Ratio" for a period means the ratio of (i) the average for such period of the sum of indebtedness for borrowed money, indebtedness for the deferred purchase price of property or services (excluding trade payables in the ordinary course of business; and excluding wages or other compensation payable to employees of the Borrower or any of its Subsidiaries in the ordinary course of business), obligations arising under acceptance facilities, and obligations as lessee under Capital Leases, (in all cases) of the Borrower and its Consolidated Subsidiaries on a consolidated basis, to (ii) consolidated earnings before interest, taxes, depreciation and amortization of the Borrower and its Consolidated Subsidiaries for such period.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" means Movado Group, Inc., a New York corporation.

         "Borrowing" means (in the case of Syndicated Loans) a group of Syndicated Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect or (in the case of Swingline Loans) a Swingline Loan made by the Swingline Bank on a single date.

         "Borrowing Request" means a Syndicated Loan Borrowing Request or a Swingline Loan Borrowing Request.

         "Breakage Event" is defined in Section 4.04.

         "Business Day" means any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that (a) when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market and (b) when used in connection with a Swiss Franc Loan, the term "Business Day" shall also exclude any day on which banks in London are required by law to remain closed.

         "Capital Expenditures" means for any period, the dollar amount of gross expenditures (including obligations under Capital Leases) made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) incurred during such period, as determined in accordance with GAAP.

         "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

         "Cash Collateral Account" is defined in Section 2.13.

         "Closing Date" means the date this Agreement has been executed and delivered by the Borrower, the Lenders, the Swingline Bank, the Issuing Bank and the Agent.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment Fee" is defined in Section 2.07.

         "Consolidated Capital Expenditures" means Capital Expenditures of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" is defined in Section 9.01.

         "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Borrower in accordance with GAAP.

         "Consolidated Tangible Net Worth" means Tangible Net Worth of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Core Business" means the business of designing, manufacturing and distributing watches, jewelry and other accessories (including the operation of retail stores to distribute the same), other businesses related thereto, or businesses that in the judgment of the board of directors of the Borrower are derived from the exploitation by the Borrower of its trademarks, including the operation of retail stores to distribute products utilizing the same.

         "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of property or services (except trade payables in the ordinary course of business; and except wages or other compensation payable to employees of such Person in the ordinary course of business); (c) the face amount of any outstanding letters of credit issued for the account of such Person; (d) obligations arising under acceptance facilities; (e) (without duplication of other Debt) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (f) obligations secured by any Lien on property of such Person; and (g) obligations of such Person as lessee under Capital Leases.

         "Debt Ratio" is defined in Section 9.02.

         "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

         "Default Rate" is defined in Section 2.09.

         "Designated Sales" means (i) sales of assets of the Borrower or any Subsidiary that are prohibited by Section 8.07 (excluding clause (f) thereof), and (ii) sales of all the shares of capital stock of any Subsidiary that are prohibited by Section 8.08 (excluding clause (c) thereof); and (iii) cash mergers of a Subsidiary into another entity (that is, where the outstanding shares of such Subsidiary are entirely converted to cash upon such merger) that are prohibited by Section 8.10 (excluding clause (c) thereof), provided that such sales and mergers shall be for fair market value and on an arms'-length basis, and provided further that:

                  (a) in the case of such a sale or merger that is the Special
         Transaction: 50% of the excess over $30,000,000 of the Aggregate Net Cash Proceeds of such sale and merger shall (immediately upon receipt by the Borrower or such Subsidiary) be applied to prepay the Swingline Loans and the Syndicated Loans and to secure the L/C Exposure (in the sequence and manner provided in Section 8.01(e)), and the Total Revolving Credit Commitment shall be permanently reduced by an amount equal to 50% of such excess over $30,000,000; and

                  (b) in the case of such sales and mergers that are not the Special Transaction: 50% of the excess over $15,000,000 of the Aggregate Net Cash Proceeds of all such sales and mergers shall (immediately upon receipt by the Borrower or such Subsidiary) be applied to reduce the Swingline Loans and the Syndicated Loans and to secure the L/C Exposure (in the sequence and manner provided in Section 8.01(e)), and the total Revolving Credit Commitment shall be permanently reduced by an amount equal to 50% of such excess over $15,000,000; and

                  (c) in the case of each such sale and merger (whether or not it is the Special Transaction): the Borrower shall provide to the Agent at least 20 days before the effective date of such sale or merger, for distribution to the Lenders, a pro-forma consolidated balance sheet and income statement as to the Borrower and its Consolidated Subsidiaries after giving effect to such sale or merger, together with a written certification of the Borrower that such sale or merger will not result in a Default, either immediately or (based upon the Borrower's reasonable and good faith projections) at any time thereafter prior to the Maturity Date.

         "Dollar Equivalent" means, on any date of determination, with respect to any amount in Swiss francs, the equivalent in dollars of such amount, determined by the Agent pursuant to Section 1.03 using the Exchange Rate with respect to Swiss francs then in effect.

         "dollars" or "$" means lawful money of the United States of America.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

         "Event of Default" is defined in Section 10.01.

         "Exchange Rate" means, on any day, with respect to Swiss francs, the rate at which Swiss francs may be exchanged into dollars (and, for purposes of Sections 2.02(e), 2.11(vii), 4.01(i), and 4.03(a)(ii), the rate at which dollars may be exchanged into Swiss francs), as set forth at approximately 11:00 a.m. London time, on such date on the Reuters World Currency Page for Swiss francs. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Agent in the market where its foreign currency exchange operations in respect of Swiss francs are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of dollars (or Swiss francs, as the case may be) for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

         "Excluded Taxes" means, with respect to the Agent, any Lender, the Swingline Bank, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) (i) income or franchise taxes imposed on (or measured by) its net income, and (ii) any branch profits taxes or similar taxes imposed, and (b) in the case of a Lender organized under the laws of a jurisdiction other than the United States (a "foreign Lender"), any withholding tax that is imposed on amounts payable hereunder to such foreign Lender to the extent such tax is in effect and would apply as of the date such foreign Lender becomes a party to this Agreement or designates a new Lending Office, or that is attributable to such foreign Lender's failure to comply with Section 11.14.

         "Facility Documents" means this Agreement, the Notes, the Authorization Letter, and each Guarantee.

         "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" means the Fee Letter dated the Closing Date between the Borrower and the Agent.

         "Fees" means the Commitment Fees, the Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

         "Fixed Charge Coverage Ratio" is defined in Section 9.03.

         "Forfeiture Proceeding" means any action or proceeding against the Borrower or any of its Subsidiaries before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental investigation, which (if determined adversely to the Borrower or such Subsidiary) would, in any one case or in the aggregate, materially adversely affect the financial condition, operations or business of the Borrower and its Subsidiaries taken as a whole or the ability of the Borrower to perform its obligations under the Facility Documents to which it is a party.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date hereof, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 6.05.

         "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Grinberg Group" means the group consisting of Gedalio Grinberg, his spouse, each of their estates and their issue; and Efraim Grinberg, his spouse, each of their estates and their issue; and every Person (other than an individual) Controlled by any of the foregoing.

         "Guarantee" means a guarantee executed and delivered by a Guarantor in favor of the Lenders, the Swingline Bank, the Issuing Bank and the Agent in substantially the form attached hereto as Exhibit D (including, without limitation, the SwissAm Guarantee).

         "Guarantors" means SwissAm and each other Subsidiary that becomes a Guarantor pursuant to Section 7.09.

         "Hazardous Material" is defined in Section 6.12.

         "HLT" Classification" is defined in Section 4.07.

         "Inactive Subsidiary" means a Subsidiary of the Borrower that has (and only for so long as it has) assets of less than $1,000,000; provided, however, that (i) there shall not be more than ten Inactive Subsidiaries at any time during the term of this Agreement and (ii) the assets of all Inactive Subsidiaries in the aggregate shall not exceed $4,000,000.

         "including" is deemed to mean "including without limitation".

         "Incremental TNW Amount" is defined in Section 9.01.

         "Indemnified Taxes" means Taxes arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement other than Excluded Taxes and Other Taxes.

         "Interest Payment Date" means, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and in addition, the date of any prepayment of such Borrowing or (as to a Borrowing of Syndicated Loans) the date of any conversion of such Borrowing to a Borrowing of a different Type.

         "Interest Period" means

         (a) as to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter, as the Borrower may elect; and

         (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date, and
         (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.11 or prepaid in accordance with Section 2.11 or 2.12;

provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Issuing Bank" means The Chase Manhattan Bank and its successors.

         "Issuing Bank Fees" is defined in Section 3.09.

         "L/C Commitment" means the commitment of the Issuing Bank to issue Letters of Credit pursuant to Article 3.

         "L/C Disbursement" means a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

         "L/C Exposure" means at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time that are denominated in dollars, plus the Dollar Equivalent at such time of the aggregate undrawn amount of all outstanding Letters of Credit at such time that are denominated in Swiss francs, plus (b) the aggregate principal amount of all L/C Disbursements denominated in dollars that have not yet been reimbursed at such time plus the Dollar Equivalent at such time of the aggregate principal amount of all L/C Disbursements denominated in Swiss francs that have not yet been reimbursed at such time. The L/C Exposure of any Lender at any time means its Pro Rata Percentage of the aggregate L/C Exposure at such time.

         "L/C Participation Fee" is defined in Section 3.09.

         "L/C Reimbursement Loans" means Syndicated Loans made pursuant to
Section 2.02(e), in order to reimburse the Issuing Bank for an L/C Disbursement.

         "Lenders" means (a) the financial institutions listed on Schedule I (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Assumption Agreement) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Assumption Agreement.

         "Lending Office" means, for each Lender and for each Type of Loan, the lending office of such Lender (or of an Affiliate of such Lender) designated as such for such Type of Loan on its signature page hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

         "Letter of Credit" means any letter of credit issued pursuant to
Article 3.

         "Leverage Ratio" is defined in Section 9.04.

         "LIBO Rate" means, with respect to any LIBOR Borrowing for any Interest Period, the rate appearing on Page 3750 (or, in the case of a Swiss Franc Borrowing, the rate appearing on the Page for Swiss francs) of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent, in consultation with the Borrower, from time to time for purposes of providing quotations of interest rates applicable to dollar deposits (or, in the case of a Swiss Franc Borrowing, deposits in Swiss francs) in the London interbank market) at approximately 11:00 a.m. London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits (or, if applicable, Swiss francs) with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such LIBOR Borrowing for such Interest Period shall be the rate at which the Agent is offered dollar deposits of $5,000,000 (or, in the case of a Swiss Franc Borrowing, deposits in Swiss francs in an amount the Dollar Equivalent of which is approximately equal to $5,000,000) and for a maturity comparable to such Interest Period in immediately available funds in the London interbank market at approximately 11:00 a.m. London time, two Business Days prior to the commencement of such Interest Period.

         "LIBOR Borrowing" means a Borrowing comprised of LIBOR Loans.

         "LIBOR Loan" means any Syndicated Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article 2.

         "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

         "Loans" means Syndicated Loans and Swingline Loans.

         "Margin", for a LIBOR Loan, means .75% per annum initially; provided, however, that after the end of each fiscal quarter from and after July 31, 1997, the Margin shall be subject to change as hereinafter provided. Where the Average Debt Coverage Ratio for a period consisting of a fiscal quarter and the three preceding fiscal quarters is within one of the ranges set forth below, the Margin shall be the amount set forth opposite such range:

                  Ranges                             Margin

         Greater than 3.35                                    1.35% per annum

         Equal to or less than                                1.0% per annum
         3.35, but greater than 3.25

         Equal to or less than                                .75% per annum
         3.25, but greater than 2.50

         Equal to or less than 2.50                           .50% per annum;

provided, however, that if an Event of Default exists, the Margin shall be 1.35% per annum (which shall be exclusive of the 2% incremental increase represented by the Default Rate). Each change in the Margin following the end of a fiscal quarter shall become effective on the first day of the calendar month following the delivery by the Borrower to the Agent of the financial statements for such fiscal quarter required by Section 7.08(a) or (b) of this Agreement; no change in the Margin shall be retroactive. (There is no Margin as to ABR Loans).

         "Maturity Date" means the third anniversary of the Closing Date.

         "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Notes" means the Syndicated Loan Notes and the Swingline Loan Note.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Service or from Moody's Investors Service, Inc.;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) other investment instruments approved in writing by the Required Lenders and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $500,000,000.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

         "Prior Credit Agreement" is defined in Section 1.04.

         "Pro Rata Percentage" of any Lender at any time means the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment (or, if such Commitments shall have expired or been terminated by reason of an Event of Default, such percentage immediately prior to such expiration or termination, giving effect to any assignments by or to such Lender pursuant to Section 12.05.

         "Prudential Notes" means the senior promissory notes of the Borrower in the original aggregate principal amount of $40,000,000 issued pursuant to the Note Agreement dated as of November 9, 1993 between the Borrower and The Prudential Insurance Company of America.

         "Reference Lender" means The Chase Manhattan Bank.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Release" is defined in Section 6.12.

         "Required Lenders" means, at any time, Lenders having Syndicated Loans outstanding, L/C Exposure and unused Revolving Credit Commitments representing at least 56% of the sum of all Syndicated Loans outstanding, L/C Exposure and unused Revolving Credit Commitments at such time.

         "Required Payment" is defined in Section 11.13.

         "Retail Rent Differential" is defined in Section 8.04.

         "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Syndicated Loans hereunder as set forth on
Schedule I, or in the Assignment and Assumption Agreement pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.05.

         "Special Transaction" means the first Designated Sale (which term shall be construed, for the purpose of this definition of "Special Transaction" only, to exclude clauses (a) and (b) of the definition of the term "Designated Sale") to occur after the Closing Date as a result of which the Borrower or any of its Subsidiaries transfers all or substantially all the assets and assigns all or substantially all the liabilities relating entirely and exclusively to one and the same brand of products theretofore included within the Core Business, so long as such transfer and assignment is to any Person or Persons none of which is an Affiliate of the Borrower.

         "Statutory Reserves" means, with respect to dollars or any other currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the jurisdiction of such currency to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve, liquid asset or similar percentages shall, in the case of dollars, include those imposed by the Board with respect to the Adjusted LIBO Rate for Eurocurrency Liabilities (as defined in Regulation D of the Board). LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit from proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any other applicable law, rule or regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

         "Swingline Bank" means The Chase Manhattan Bank.

         "Swingline Loan Borrowing Request" means a request by the Borrower for a Swingline Loan in accordance with the terms of Section 2.05 in form satisfactory to the Agent.

         "Swingline Loan Note" is defined in Section 2.06.

         "Swingline Loans" means the revolving loans made by the Swingline Bank to the Borrower pursuant to Section 2.04. Each Swingline Loan shall be an ABR Loan.

         "Swiss Franc Borrowing" means a Borrowing comprised of Swiss Franc
Loans.

         "Swiss Franc Equivalent" means, on any date of determination, with respect to any amount in dollars, the equivalent in Swiss francs of such amount, determined by the Agent using the Exchange Rate with respect to Swiss francs then in effect as determined pursuant to Section 1.03.

         "Swiss Franc Loan" means a Syndicated Loan denominated in Swiss francs.

         "Swiss francs" means lawful money of Switzerland.

         "SwissAm" means SwissAm Inc., a New Jersey corporation.

         "SwissAm Guarantee" means the Guarantee executed and delivered by SwissAm on the Closing Date in favor of the Lenders, the Swingline Bank, the Issuing Bank and the Agent.

         "Syndicated Loan Borrowing Request" means a request by the Borrower for Syndicated Loans in accordance with the terms of Section 2.03 in form satisfactory to the Agent.

         "Syndicated Loan Exposure" means with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Syndicated Loans of such Lender denominated in dollars, plus the Dollar Equivalent at such time of the aggregate principal amount at such time of all outstanding Syndicated Loans of such Lender that are Swiss Franc Loans.

         "Syndicated Loan Note" is defined in Section 2.06.

         "Syndicated Loans" means the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01 or (in the case of loans to refinance a Swingline Loan) Section 2.05. Each Syndicated Loan shall be a LIBOR Loan or an ABR Loan.

         "Tangible Net Worth" of a Person means, at any date of determination thereof, the excess of total assets of such Person over total liabilities of such Person, excluding, however, (A) from the determination of total assets: (i) all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization cost, and research and development costs); and (ii) any write-up in the book value of any asset since January 31, 1997; and (B) any foreign exchange translation adjustment in the cumulative amount that would be properly shown in the Shareholders' Equity section of such Person's balance sheet prepared in accordance with GAAP.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Total Revolving Credit Commitment" means, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

         "Type", when used in respect of any Syndicated Loan or Borrowing of Syndicated Loans, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined and the currency in which such Loan or the Loans comprising such Borrowing are denominated. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate, and the term "currency" shall include dollars and Swiss francs.

         "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate under Title IV of ERISA.

Section 1.02. Accounting Terms. All accounting terms used herein and not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP. If any change in GAAP, as in effect on the date hereof, occurs after the date of this Agreement, compliance with all financial covenants contained herein shall continue to be determined in accordance with GAAP as in effect on the date hereof, except to the extent that the Borrower and the Required Lenders otherwise agree in writing.

Section 1.03. Exchange Rates. For the purpose of calculating the amount of Syndicated Loan Exposure as to Swiss Franc Loans, and for the purpose of the calculation under Section 2.01(ii) of the Dollar Equivalent of Swiss Franc Loans, the Exchange Rate shall be determined with respect to each Swiss Franc Loan as of the Business Day which is two Business Days prior to the first day of the current Interest Period for such Swiss Franc Loan, and such Exchange Rate shall remain in effect (for such purposes, as to such Swiss Franc Loan) until the last day of such Interest Period. For the purpose of calculating the amount of the L/C Exposure as to Letters of Credit denominated in Swiss francs, the Exchange Rate shall be determined with respect to each such Letter of Credit as of the Business Day which is two Business Days prior to the date of issuance thereof and such Exchange Rate shall remain in effect (for such purpose, as to such Letter of Credit) for so long as such Letter of Credit remains outstanding, except that as to each standby Letter of Credit denominated in Swiss francs that is outstanding for more than six months, the Exchange Rate shall (for such purpose, as to such Letter of Credit) be re-determined on each successive semi-annual anniversary of the date of issuance of such Letter of Credit. For all other purposes, the Exchange Rate shall be determined on a daily basis. The Agent shall notify the Borrower of (i) the Exchange Rate determined under the first sentence of this paragraph, promptly after the first day of the applicable Interest Period, (ii) the Exchange Rate determined under the second sentence of this paragraph, promptly after the date of issuance of the applicable Letter of Credit (and, if such Letter of Credit is a standby Letter of Credit denominated in Swiss francs that is outstanding more than 6 months, promptly after each successive semi-annual anniversary of its date of issuance for so long as such Letter of Credit is outstanding), and (ii) the Exchange Rate determined under the third sentence of this paragraph, promptly after written request from the Borrower from time to time.

Section 1.04. Prior Credit Agreement. This Agreement and the Notes issued pursuant hereto amend, restate, supersede and replace in their entirety the Credit Agreement dated as of January 31, 1996 (the "Prior Credit Agreement") among the Borrower (under its former name, North American Watch Corporation), the Banks signatory thereto, The Chase Manhattan Bank (National Association), as agent, and NatWest Bank N.A., as co-agent, and the promissory notes issued pursuant thereto.


                             ARTICLE 2. THE LOANS.

Section 2.01. Syndicated Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Syndicated Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Maturity Date or the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in dollars or Swiss francs (as specified in the Syndicated Loan Borrowing Requests with respect thereto), in an aggregate principal amount at any time outstanding that will not result in:

                                 (i) the sum of (a) such Lender's Syndicated
                   Loan Exposure, plus (b) such Lender's L/C Exposure, plus (c) such Lender's Pro Rata Percentage of all outstanding Swingline Loans exceeding such Lender's Revolving Credit Commitment, or

                               (ii) the Dollar Equivalent of such Lender's
                  outstanding Swiss Franc Loans being in excess of such Lender's Pro Rata Percentage of $30,000,000, or

                              (iii) the Aggregate Credit Exposure exceeding the
                  Total Revolving Credit Commitment.

Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Syndicated Loans.


Section 2.02. Making of Syndicated Loans. (a) Each Syndicated Loan shall be made as part of a Borrowing consisting of Syndicated Loans made by the Lenders ratably in accordance with their applicable Revolving Credit Commitments; provided, however, that the failure of any Lender to make any Syndicated Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Syndicated Loan required to be made by such other Lender). Except for Syndicated Loans that are L/C Reimbursement Loans and Syndicated Loans that are made pursuant to Section 2.05(a) in order to refinance Swingline Loans, the Syndicated Loans comprising any Borrowing shall be in an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000 (in the case of each ABR Borrowing) or $2,500,000 (in the case of each LIBOR Borrowing of dollars) or the Swiss Franc Equivalent of $1,250,000 (in the case of each Swiss Franc Borrowing).

                       (b) Subject to Sections 4.01 and 4.03, each Borrowing of Syndicated Loans shall be comprised entirely of ABR Loans or LIBOR Loans as the Borrower may request pursuant to Section 2.03. Each Swiss Franc Borrowing shall be comprised entirely of LIBOR Loans. Each Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than twelve LIBOR Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods or denominated in different currencies, regardless of whether they commence on the same date, shall be considered separate Borrowings.

                       (c) Except with respect to Syndicated Loans that are L/C Reimbursement Loans, each Lender shall make each Syndicated Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Agent may designate not later than 12:00
(noon), New York City time, in the case of fundings in dollars to an account in New York City, or 11:00 a.m., local time, in the case of fundings in Swiss francs to an account in London or Switzerland, and the Agent shall promptly credit the amounts so received to an account in the name of the Borrower maintained with the Agent in New York City or London (as the case may be) or to another account designated by the Borrower in writing and approved by the Agent, or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

                       (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing of LIBOR Loans if the Interest Period requested with respect thereto would end after the Maturity Date.

                       (e) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 3.05 within the time specified in such Section, the Issuing Bank will promptly notify the Agent of the L/C Disbursement and the Agent will promptly notify each Lender of such L/C Disbursement and its Pro Rata Percentage thereof and (if such L/C Disbursement is made in Swiss francs) the Dollar Equivalent of such L/C Disbursement, based on the Exchange Rate in effect on the date of such L/C Disbursement. Each Lender shall pay by wire transfer of immediately available funds to the Agent not later than 2:00 p.m., New York City time, on the date it receives such notice (or, if such Lender shall have received such notice later than 12:00 (noon) New York City time, on any day, then not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (or the Dollar Equivalent thereof, as provided in the preceding sentence); such payment shall constitute a Syndicated Loan and an ABR Loan of such Lender, and such payment shall reduce the L/C Exposure. The Agent will promptly pay to the Issuing Bank amounts so received by it from the Lenders. The Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 3.05 prior to the time that any Lender makes any payment pursuant to this paragraph (e); any such amounts received by the Agent thereafter will be promptly remitted by the Agent to the Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Agent for the account of the Issuing Bank at (f) in the case of the Borrower, a rate per annum equal to the Alternate Base Rate, and (g) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

Section 2.03. Borrowing Procedure as to Syndicated Loans. In order to request a Borrowing of Syndicated Loans (other than a Borrowing of an L/C Reimbursement Loan, as to which this Section 2.03 shall not apply), the Borrower shall hand deliver or telecopy to the Agent a duly completed Syndicated Loan Borrowing Request (a) in the case of a Swiss Franc Borrowing and in the case of a LIBOR Borrowing denominated in dollars, not later than 11:00 a.m., New York City time (or, if the Syndicated Loan Borrowing Request is delivered or telecopied to the Agent in London, 10:00 a.m., London time), three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing. Each Syndicated Loan Borrowing Request shall be irrevocable, shall be signed on behalf of the Borrower, shall refer to this Agreement and shall specify the following information: (a) that such Request relates to Syndicated Loans and not a Swingline Loan; (b) whether the Borrowing then being requested is to be a LIBOR Borrowing or an ABR Borrowing; (c) the date of such Borrowing (which shall be a Business Day); (d) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (e) the amount of such Borrowing (which shall be expressed in dollars, regardless of whether such Borrowing is a Swiss Franc Borrowing); (f) whether such Borrowing is to be a Borrowing denominated in dollars or a Swiss Franc Borrowing; and (g) if such Borrowing is to be a LIBOR Borrowing, the Interest Period or Periods with respect thereto; provided, however, that notwithstanding any contrary specification in any Syndicated Loan Borrowing Request, each requested Borrowing of Syndicated Loans shall comply with the requirements set forth in Section 2.02. If no election as to the currency of any Borrowing is specified in any such notice, then the requested Borrowing shall be denominated in dollars. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing if denominated in dollars or a LIBOR Borrowing if denominated in Swiss francs. If no Interest Period with respect to any LIBOR Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section
2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing and, in the case of any Swiss Franc Borrowing, of the Swiss Franc equivalent of such Borrowing and the Exchange Rate utilized to determine such amount.

Section 2.04. Swingline Loans. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Bank agrees to make Swingline Loans to the Borrower, at any time and from time to time on and after the date hereof until two Business Days before the Maturity Date, in dollars, in an aggregate principal amount at any time outstanding that will not result in:

                                (i) the aggregate principal amount of Swingline
                  Loans being in excess of $10,000,000, or

                               (ii) the Aggregate Credit Exposure exceeding the
                  Total Revolving Credit Commitment.

Within such limits, and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Swingline Loans from the Swingline Bank.

                       (b) The Swingline Loans shall be made in dollars and maintained as ABR Loans.

                       (c) Each Borrowing of a Swingline Loan shall be in an amount not less than $1,000,000 and shall be in integral multiples of $500,000.

                       (d) In order to request a Borrowing of a Swingline Loan, the Borrower shall hand deliver or telecopy to the Agent a duly completed Swingline Loan Borrowing Request not later than 11:00 a.m., New York City time, on the Business Day on which the proposed Borrowing is to be made. Each Swingline Loan Borrowing Request shall be irrevocable, shall be signed on behalf of the Borrower, shall refer to this Agreement and shall state (i) that the requested Borrowing is to be of a Swingline Loan, and (ii) the amount of such Borrowing, and (iii) the date of such Borrowing (which is to be a Business Day). The Agent shall promptly notify the Swingline Bank of such Swingline Loan Borrowing Request. On the date so specified, the Swingline Bank shall make available the amount of the Swingline Loan to be made by it on such date to the Agent, in immediately available funds, at an account designated and maintained by the Agent. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same in an account of the Borrower maintained at the Agent.

Section 2.05. Refinancing by All Lenders of Swingline Loans. (a) At any time and from time to time, on any Business Day, the Swingline Bank may in its sole discretion give notice to the Lenders that one or more of the Swingline Loans (the aggregate amount of which shall be specified in such notice) shall be refinanced with a Borrowing of Syndicated Loans in dollars. Each Lender shall pay by wire transfer of immediately available funds to the Agent not later than 2:00 p.m., New York City time, on the day it receives such notice (or, if such Lender shall have received such notice later than 12:00 (noon), New York City time on any day, then not later then 10:00 a.m. on the immediately following Business Day) an amount equal to such Lender's Pro Rata Percentage of the aggregate amount of such Syndicated Loans specified in such notice; such payment shall constitute a Syndicated Loan and an ABR Loan of such Lender, and such payment shall reduce (to the extent of such payment) the Swingline Loans specified in such notice. The Agent shall promptly pay to the Swingline Bank amounts so received by it from the Lenders. If any Lender shall not have made its Pro Rata

Percentage of such aggregate amount specified in such notice available to the Agent as provided in the immediately preceding sentence, such Lender shall (independently of and in addition to the Borrower's obligation to pay interest on such amount) pay interest on its Pro Rata Percentage of such amount, for each day from and including the date the same is required to be paid in accordance with this paragraph to but excluding the date the same is paid, to the Agent for the account of the Swingline Bank at (i) for the first such day, the Federal Funds Effective Rate, and (ii) for each day thereafter, the Alternate Base Rate.

                       (b) By borrowing any Swingline Loan, the Borrower irrevocably agrees to incur the Borrowing of Syndicated Loans with respect to such Swingline Loan as provided in this Section if and when the Swingline Bank elects in its discretion to require a refinancing thereof as provided in this Section.

                       (c) Each Lender hereby irrevocably agrees to make a Syndicated Loan in the amount and in the manner and on each date specified in paragraph (a) of this Section, irrespective of whether or not a Default or Event of Default exists or whether any condition specified in Article 5 is satisfied, and notwithstanding that the amount of such Borrowing may not comply with the minimum amount for Borrowings of Syndicated Loans otherwise specified herein.

                       (d) In the event that any Borrowing described in this Section cannot for any reason be made on the date required in this Section (including, without limitation, as a result of the commencement of a proceeding under the Federal bankruptcy code with respect to the Borrower), then each Lender shall forthwith purchase (as of the date that such Borrowing would otherwise have occurred) from the Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in the outstanding Swingline Loans ratably in accordance with their respective Pro Rata Percentages. Each Lender shall in addition pay to the Agent for the account of the Swingline Bank interest on the amount of such obligation of such Lender, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, at (i) for the first such day, the Federal Funds Effective Rate, and (ii) for each day thereafter, the Alternate Base Rate.

Section 2.06. Repayment of Loans. (a) The Borrower hereby unconditionally agrees to pay to the Agent for the account of each Lender on the Maturity Date the then unpaid principal amount of each Syndicated Loan. Such obligation in favor of each Lender shall be evidenced by a promissory note in favor of such Lender in substantially the form of Exhibit A-1 hereto (the "Syndicated Loan Note" of such Lender).

                       (b) The Borrower hereby unconditionally agrees to pay to the Agent for the account of the Swingline Bank the unpaid principal amount of each Swingline Loan on the Maturity Date. Such obligation in favor of the Swingline Bank shall be evidenced by a single promissory note in favor of the Swingline Bank in the amount of $10,000,000 in substantially the form of Exhibit A-2 hereto (the "Swingline Loan Note").

                       (c) Each Lender and the Swingline Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender or the Swingline Bank resulting from each Loan made by such Lender or the Swingline Bank from time to time, including the amounts of principal and interest payable and paid to such Lender or the Swingline Bank from time to time under this Agreement.

                       (d) The Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof, the Interest Period applicable thereto and whether such Loan is a Syndicated Loan or a Swingline Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender or the Swingline Bank hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower or any Guarantor and each Lender's or the Swingline Bank's share thereof.

                       (e) The entries made in the accounts maintained pursuant to paragraphs (c) and (d) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Swingline Bank or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

Section 2.07. Certain Fees. (a) The Borrower agrees to pay to each Lender, through the Agent, on the last day of March, June, September and December in each year and on the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to one-fifth of one percent (1/5 of 1%) per annum on the average daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the Maturity Date or the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated). "Usage" of the Revolving Credit Commitment of a Lender shall include the Syndicated Loans of such Lender and such Lender's Pro Rata Percentage of the L/C Exposure, but shall exclude Swingline Loans. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date of acceptance by the Borrower of the Revolving Credit Commitment of such Lender and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein,

                       (b) The Borrower agrees to pay to the Agent, for its own account, the agency fees set forth in the Fee Letter at the times and in the amounts specified therein (the "Agent Fees").

                       (c) The Commitment Fee and the Agent Fees shall be paid on the dates due in immediately available funds to the Agent, for distribution, if and as appropriate, among the Lenders. Once paid, none of such Fees shall be refundable under any circumstances.

Section 2.08. Interest on Loans. (a) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing (whether of Syndicated Loans or of a Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate. Such interest shall be computed on the basis of the actual number of days elapsed, over (if such interest is determined on the basis of the Prime
Rate) a year of 365 or 366 days, as the case may be, or (if such interest is determined on the basis of the Federal Funds Effective Rate) a year of 360 days.

                       (b) Subject to the provisions of Section 2.09, the Loans comprising each LIBOR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Margin in effect from time to time.

                       (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBOR Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

Section 2.09. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due under this Agreement, at stated maturity, by acceleration or otherwise, or under any other Facility Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) at a rate (the "Default Rate") equal to (a) in the case of overdue principal, the rate otherwise applicable to such Loan pursuant to Section 2.08 plus 2.00% per annum and (b) in all other cases, the Alternate Base Rate plus 2.00% per annum.

Section 2.10. Termination and Reduction of Commitments. (a) The Revolving Credit Commitments and the L/C Commitment shall automatically expire and terminate on the Maturity Date.

                       (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Credit Exposure at the time (after giving effect to any concurrent prepayment of Loans).

                       (c) If a transaction occurs that is not permitted pursuant to Section 8.07 or Section 8.08 or Section 8.10 other than as a Designated Sale, then the Revolving Credit Commitments shall be reduced to the extent provided in the definition of Designated Sales.

                       (d) If proceeds of the sale(s) of assets by the Borrower or any of its Subsidiaries are applied to the complete or partial retirement of the Prudential Notes (whether by prepayment or reacquisition by the Borrower or such Subsidiary or otherwise), then (in addition to any reduction effected pursuant to paragraph (c) of this Section) the Revolving Credit Commitments shall be reduced by the percentage equivalent of a fraction whose numerator is the amount of the Prudential Notes so retired and whose denominator is the outstanding principal amount of the Prudential Notes immediately prior to such retirement. The Borrower shall give the Agent and the Lenders seven (7) days' prior written notice of any complete or partial retirement of the Prudential Notes out of proceeds of any such sale(s) of assets.

                       (e) Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments. The Borrower shall pay to the Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

Section 2.11. Conversion and Continuation of Borrowings. (a) The Borrower shall have the right at any time upon prior irrevocable notice to the Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any LIBOR Borrowing in dollars into an ABR Borrowing, (b) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing of Syndicated Loans into a LIBOR Borrowing in dollars or to continue any LIBOR Borrowing as a LIBOR Borrowing in the same currency for an additional Interest Period or Periods, and
(c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any LIBOR Borrowing to another permissible Interest Period, subject in each case to the following:

                       (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                      (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                     (iii) each conversion shall be effected by each Lender and the Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any LIBOR Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                      (iv) if any LIBOR Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due the Lenders pursuant to Section 4.04;

                       (v) no ABR Borrowing may be converted into a LIBOR Borrowing during the one-month period prior to the Maturity Date; and no LIBOR Borrowing whose Interest Period ends during the one-month period prior to the Maturity Date may be continued as a LIBOR Borrowing for an additional Interest Period;

                      (vi) any portion of a LIBOR Borrowing that cannot be continued as a LIBOR Borrowing by reason of the immediately preceding clause shall at the end of the Interest Period in effect for such Borrowing be automatically converted into an ABR Borrowing (if such LIBOR Borrowing is in dollars) or be repaid by the Borrower (if such LIBOR Borrowing is in Swiss francs); and

                     (vii) upon notice to the Borrower from the Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, (x) no outstanding Loan may be converted into, or continued as, a LIBOR Loan, (y) unless repaid, each LIBOR Borrowing (other than a Swiss Franc Borrowing) shall be converted into an ABR Borrowing at the end of the Interest Period applicable thereto and (z) unless repaid, each Swiss Franc Borrowing shall be converted into an ABR Borrowing at the Exchange Rate determined by the Agent on the last day of the Interest Period applicable thereto.

         Each notice pursuant to this Section shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a LIBOR Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day), and (iv) if such Borrowing is to be converted to or continued as a LIBOR Borrowing, the Interest Period with respect thereto. No such notice shall be given more than seven Business Days prior to the effective date of the applicable conversion or continuation. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a LIBOR Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Agent shall advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section to continue any LIBOR Borrowing of Syndicated Loans into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing (unless such Borrowing is a Swiss Franc Borrowing, in which case such Borrowing shall become due and payable on the last day of such Interest Period).

                       (b) Each ABR Borrowing shall, if such ABR Borrowing remains outstanding on the last day of an Interest Period, automatically be continued into a new Interest Period. A Swingline Loan may not be converted into a LIBOR Loan.

Section 2.12. Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' (in the case of LIBOR Borrowings) or one Business Day's (in the case of ABR Borrowings) prior written or telecopy notice to the Agent before 11:00 a.m., New York City time (or, in the case of prepayment of a Swiss Franc Borrowing in respect of which previous notices have been delivered to the Agent in London, then to the Agent in London before 10:00 a.m. London time); provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 (or the Swiss Franc Equivalent thereof).

                       (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 4.04 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

Section 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall on the date of such termination repay or prepay all its outstanding Borrowings and (if any L/C Exposure exists) remit to the Agent for deposit in the Cash Collateral Account cash in an amount equal to the L/C Exposure to secure the payment when due of the reimbursement obligation of the Borrower in respect of the aggregate undrawn face amount of Letters of Credit.

                       (b) In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Agent shall notify the Borrower and the Lenders of the Aggregate Credit Exposure after giving effect thereto and (ii) if the Aggregate Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction, then on the date of such reduction the Borrower shall prepay Borrowings in an amount sufficient to eliminate such excess and (if the prepayment of Borrowings is not sufficient to eliminate such excess) remit to the Agent for deposit in the Cash Collateral Account cash in the remaining amount of such excess to secure the payment when due of the reimbursement obligation of the Borrower in respect of the aggregate undrawn face amount of Letters of Credit. Without limiting the generality of the reductions referred to in this paragraph of the Revolving Credit Commitments, such reductions shall include reductions referred to in paragraphs (c) and (d) of Section 2.10.

                       (c) In addition, if on any day the Aggregate Credit Exposure would exceed the Total Revolving Credit Commitment, then the Borrower shall, within one Business Day, prepay Borrowings in an amount sufficient to eliminate such excess.

                       (d) All prepayments of Borrowings under this Section shall be subject to Section 4.04, but shall otherwise be without premium or penalty.

                       (e) Amounts to be applied pursuant to this Section to the prepayment of Loans shall be applied, as applicable, first to reduce outstanding Swingline Loans, then to reduce outstanding Syndicated Loans that are ABR Loans. Any amounts remaining after each such application shall (in respect of LIBOR Loans) be applied to prepay LIBOR Loans immediately and/or, if elected by the Borrower provided no Event of Default exists, be deposited in the Cash Collateral Account, and (in respect of Letters of Credit) shall be deposited in the Cash Collateral Account. In the case of such an immediate prepayment of LIBOR Loans, the Borrower shall (unless an Event of Default exists) be entitled to designate which LIBOR Borrowings are to be prepaid, by giving written notice of such designation to the Agent at or before the remittance to the Agent of the amounts to be applied in prepayment.

                       (f) The Agent shall apply any cash deposited in the Cash Collateral Account (i) in respect of LIBOR Loans, to prepay LIBOR Loans on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all such outstanding Loans have been prepaid or until all the allocable cash on deposit with respect to such Loans has been exhausted; and (ii) in respect of L/C Exposure, to pay as and when the same becomes due the reimbursement obligation of the Borrower in respect of Letters of Credit. For purposes of this Agreement, the term "Cash Collateral Account" shall mean an account established by the Borrower with the Agent and over which the Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph. The Agent will, at the request of the Borrower, invest amounts on deposit in the Cash Collateral Account in Permitted Investments; provided, however, that (i) the Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Agent to be in, or would result in any, violation of any law, statute, rule or regulation, and (ii) the Agent shall have no obligation to invest amounts on deposit in the Cash Collateral Account if a Default or Event of Default shall have occurred and be continuing, and (iii) as to amounts on deposit for the prepayment of LIBOR Borrowings, such Permitted Investments shall mature prior to the last day of the applicable Interest Periods of the LIBOR Borrowings to be prepaid. The Borrower shall indemnify the Agent for any losses relating to the investments so that the amount available to prepay LIBOR Borrowings on the last day of the applicable Interest Period, and to pay L/C Exposure as and when the same becomes due, is not less than the amount that would have been available had no investments been made pursuant hereto. Other than any interest earned on such investments, the Cash Collateral Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Cash Collateral Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to this Agreement, the Agent may, in its sole discretion apply all amounts on deposit in the Cash Collateral Account to satisfy any of the amounts due under this Agreement. The Borrower hereby grants to the Agent, for its benefit and the benefit of the Issuing Bank and the Lenders, a security interest in the Cash Collateral Account to secure all amounts due under this Agreement.

Section 2.14. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or reimbursement of any L/C Disbursement or any Fees or other amounts) hereunder and under any Facility Document not later than 1:00 p.m., local time at the place of payment, on the date when due in immediately available funds, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank) shall be made to the Agent at its offices at 270 Park Avenue, New York, New York (or in the case of Swiss Franc Loans, at its offices at Trinity Tower, 9 Thomas More Street, London England, E19YT) or to such other address as the Agent may designate to the Borrower in writing. Each such payment (other than principal of and interest on Swiss Franc Loans and L/C Disbursements denominated in Swiss francs, which shall be made in the Swiss francs) shall be made in dollars. The Agent, or any Lender for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Lender, as the case may be, and any Lender so doing shall promptly notify the Agent; such Lender or (if the Agent effects such debit) the Agent shall promptly after effecting such debit give notice thereof to the Borrower as well, provided however that a failure to give such notice to the Borrower shall not affect the validity of such debit or place such Lender or the Agent under any liability to the Borrower. The Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Agent the principal or other amount payable by the Borrower under this Agreement or the Notes to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing), the Agent may apply such payment as it may elect in its sole discretion (subject to Section 11.16)).

                       (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Facility Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may, except as otherwise provided in the definition of Interest Period, be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

Section 2.15. Purpose. The Borrower shall use the proceeds of the Loans for working capital and general corporate purposes. Such proceeds shall not be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U. The proceeds of the initial Borrowing shall be applied to pay in full all amounts (including principal, interest and fees) owing on the Closing Date by the Borrower under the Prior Credit Agreement, and also to make payments on certain other credit facilities referred to on Schedule III hereto.


                          ARTICLE 3. LETTERS OF CREDIT

Section 3.01. Letters of Credit. Subject to the terms and conditions of this Agreement, the Issuing Bank shall issue one or more standby or documentary letters of credit (each a "Letter of Credit") denominated in dollars or Swiss francs, for the account of the Borrower, in form acceptable to the Issuing Bank, provided that, after giving effect to the issuance thereof:

              (a) the L/C Exposure shall not exceed $15,000,000, and

              (b) the Aggregate Credit Exposure shall not exceed the Total
                  Revolving Credit Commitment.

This Article shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

Section 3.02. Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Agent (not later than two Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit (together with a completed Letter of Credit application in the Issuing Bank's then standard form), or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with Section 3.03), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated (which shall be dollars or, subject to Section 4.03, Swiss francs), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit.

Section 3.03. Minimum Amount; Expiration Date. (a) The stated amount of each Letter of Credit shall not be less than $1,000,000 or such lesser amount as is acceptable to the Issuing Bank.

                       (b) Each Letter of Credit shall expire by its terms not later than the earlier of (A)(i) in the case of a documentary Letter of Credit, 180 days after the issuance thereof (unless the Issuing Bank agrees to a more extended expiry date) or (ii) in the case of a standby Letter of Credit, one year after the date of issuance thereof (subject to an "evergreen" provision, if and to the extent acceptable to the Issuing Bank); or (B) the Maturity Date.

Section 3.04. Participations. By the issuance of each Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower forthwith on the date due as provided in Section 2.02(e) in the same currency as such L/C Disbursement (except as otherwise provided in Section 2.02(e)). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent and the Issuing Bank shall be entitled to offset amounts received for the account of a Lender under this Agreement or any of the other Facility Documents against unpaid amounts due from such Lender to the Agent or the Issuing Bank hereunder.

Section 3.05. Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Agent an amount equal to such L/C Disbursement, in the same currency as such L/C Disbursement, (if the Borrower is notified of such L/C Disbursement prior to 3:00 p.m. New York City time on the date such L/C Disbursement is made) on the date such L/C Disbursement is made or (otherwise) on the Business Day immediately following the date on which such L/C Disbursement is made.

Section 3.06. Obligations Absolute. The Borrower's obligation to reimburse L/C Disbursements as provided in Section 3.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                                (i) any lack of validity or enforceability of
                  any Letter of Credit or any Facility Document, or any term or provision therein;

                               (ii) any amendment or waiver of or any consent to
                  departure from all or any of the provisions of any Letter of Credit or any Facility Document;

                              (iii) the existence of any claim, setoff, defense
                  or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Agent or any Lender or any other person, whether in connection with this Agreement, any other Facility Document or any other related or unrelated agreement or transaction;

                               (iv) any draft or other document presented under
                  a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                (v) payment by the Issuing Bank under a Letter
                  of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, provided that such draft and other documents substantially comply with the terms of such Letter of Credit; and

                               (vi) any other act or omission to act or delay of
                  any kind of the Issuing Bank, the Lenders, the Agent or any other Person or any other event or circumstances whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

         Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank.

Section 3.07. Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Agent shall promptly give each Lender notice thereof.

Section 3.08. Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(e), at the rate per annum that would apply to such amount if such amount were an ABR Loan; provided, however, that if such amount is denominated in Swiss francs, then the interest rate applicable thereto shall be the rate determined by the Agent (which determination shall be conclusive absent manifest error) to represent the cost to it of obtaining funds in Swiss francs plus the Margin as to a Swiss Franc Loan.

Section 3.09. Letter of Credit Fees. The Borrower agrees to pay (i) to each Lender, through the Agent, on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof, or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders have been terminated) at a rate equal to .9375% per annum in respect of standby Letters of Credit and .1875% per annum in respect of documentary Letters of Credit, and (ii) to the Issuing Bank with respect to each Letter of Credit, a facing fee at a rate equal to .0625% per annum in respect of each Letter of Credit (payable at the same times that the L/C Participation Fee is payable) plus the standard issuance and drawing fees specified from time to time by the Issuing Bank (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The L/C Participation Fee and the Issuing Bank Fees shall be paid on the dates due in immediately available funds, (in the case of the L/C Participation Fee) to the Agent for distribution as appropriate among the Lenders and (in the case of the Issuing Bank Fees) directly to the Issuing Bank.

Section 3.10. Resignation of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Agent, the Lenders and the Borrower. The Borrower shall have the right to appoint any Lender as successor Issuing Bank, subject to the consent of the Required Lenders including the appointed Lender (which consent of the appointed Lender shall be in such Lender's sole discretion, and which consent of the other Required Lenders shall not be unreasonably withheld). Upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such resignation shall become effective, the Borrower shall pay all accrued and unpaid Issuing Bank Fees. The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Agent, and from and after the effective date of such agreement (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Facility Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit.

Section 3.11. Not Fiduciary. In no event shall the Issuing Bank be deemed a fiduciary of the Lenders with respect to Letters of Credit. As between the Issuing Bank (on the one hand) and the Lenders (on the other hand), the Issuing Bank shall have in connection with the Letters of Credit all the rights and protections that are afforded to the Agent in Article 11.

Section 3.12. Purpose. No Letter of Credit shall be used by the Borrower for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.


                 ARTICLE 4. YIELD PROTECTION; ILLEGALITY; ETC.

Section 4.01. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBOR Borrowing:

                                (a) the Agent determines (which determination,
                  if made on a reasonable and nondiscriminatory basis, shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                                (b) the Agent is advised by the Required Lenders
                  that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or

                                (c) in the case of a Swiss Franc Borrowing, the
                  Agent determines (which determination, if made on a reasonable and nondiscriminatory basis, shall be conclusive absent manifest error) that deposits in Swiss francs are not generally available, or cannot be obtained by the Lenders, in the London interbank market;

then the Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request to convert any Borrowing to, or to continue any Borrowing as, a LIBOR Borrowing shall be ineffective, and any LIBOR Borrowing so requested to be continued shall be repaid on the last day of the then current Interest Period with respect thereto or (at the option of the Borrower, in the case of a LIBOR Borrowing in dollars) shall be converted to an ABR Borrowing denominated in dollars in accordance with this Agreement on the last day of the then current Interest Period with respect thereto, (ii) if any Syndicated Loan Borrowing Request requests a LIBOR Borrowing (other than a Swiss Franc Borrowing), such Borrowing shall be made as an ABR Borrowing and (iii) any request by any Borrower for a Swiss Franc Borrowing shall be ineffective.

Section 4.02. Reserve Requirement; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Swingline Bank or the Issuing Bank of the principal of or interest on any LIBOR Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or the Swingline Bank or the Issuing Bank by the jurisdiction in which such Lender or the Swingline Bank or the Issuing Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Swingline Bank or the Issuing Bank (except only such reserve requirement which is reflected in the Adjusted LIBOR Rate) or shall impose on such Lender or the Swingline Bank or the Issuing Bank or the London interbank market (or other relevant interbank market) any other condition affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Swingline Bank or the Issuing Bank of making or maintaining any LIBOR Loan or of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Swingline Bank or the Issuing Bank hereunder in respect thereof (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Swingline Bank or the Issuing Bank to be material, then the Borrower shall pay to such Lender or the Swingline Bank or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Swingline Bank or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered. There shall be no duplication of payments in respect of Indemnified Taxes and Other Taxes required to be made by this Section and by
Section 4.05.

                       (b) If any Lender or the Swingline Bank or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether or not such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Swingline Bank or the Issuing Bank or any Lender's or the Swingline Bank's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Swingline Bank's or the Issuing Bank's capital or on the capital of such Lender's or the Swingline Bank's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participation in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Swingline Bank or the Issuing Bank pursuant hereto to a level below that which such Lender or the Swingline Bank or the Issuing Bank or such Lender's or the Swingline Bank's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Swingline Bank's or the Issuing Bank's policies and the policies of such Lender's or the Swingline Bank's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Swingline Bank or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Swingline Bank or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Swingline Bank or the Issuing Bank or such Lender's or the Swingline Bank's or the Issuing Bank's holding company for any such reduction suffered.

                       (c) A certificate of a Lender or the Swingline Bank or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Swingline Bank or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall (if the determination of such amount or amounts is made on a reasonable and nondiscriminatory basis) be conclusive absent manifest error. The Borrower shall pay such Lender or the Swingline Bank or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

                       (d) Failure or delay on the part of any Lender or the Swingline Bank or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Swingline Bank or the Issuing Bank's right to demand such compensation; provided however that if any Lender or the Swingline Bank or the Issuing Bank demands such compensation in respect of a period prior to the date on which written demand therefor is given to the Borrower, then the obligation of the Borrower to pay such compensation in respect of such period shall be limited to the three months prior to the giving of such written demand, plus (if such demand results from a retroactive change in the aforesaid law, regulation, interpretation, administration, or guideline) the period of such retroactivity; however, such limitation shall not apply in respect of the period from and after the giving of such written demand). The protection of this Section shall be available to each Lender and the Swingline Bank or the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

Section 4.03. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any LIBOR Loan or Swiss Franc Loan or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan or Swiss Franc Loan or participation in Letters of Credit denominated in Swiss francs, or shall make it unlawful for the Issuing Bank to issue Letters of Credit denominated in Swiss francs, or (ii) there shall have occurred any imposition of or any change in exchange controls which would, in the judgment of any Lender made on a reasonable and nondiscriminatory basis, make it impracticable for such Lender to make Loans denominated in Swiss francs or to participate or issue Letters of Credit to or for the account of, the Borrower, denominated in Swiss francs, then, by written notice to the Borrower and to the
Agent:

                           (x) such Lender may declare that LIBOR Loans or Swiss
                  Franc Loans, as the case may be, will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into LIBOR Loans, whereupon any request for a LIBOR Borrowing or Swiss Franc Borrowing, as the case may be (or to convert an ABR Borrowing to a LIBOR Borrowing or to continue a LIBOR Borrowing or Swiss Franc Borrowing, as the case may be, for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan or a Loan denominated in dollars, as the case may be (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a LIBOR Loan into an ABR Loan, as the case may
                  be), unless such declaration shall be subsequently withdrawn; provided, however, that upon any such declaration by such Lender as to a Swiss Franc Loan, the Borrower may repay the Swiss Franc Loan(s) of such Lender on the last day of the then current Interest Period with respect thereto (or such earlier date on which any relevant notice pursuant to paragraph (b) below becomes effective), in lieu of converting such Swiss Franc Loan into an ABR Loan;

                           (y) such Lender may require that all outstanding
                  LIBOR Loans or Swiss Franc Loans, as the case may be, made by it be converted to ABR Loans or Loans denominated in dollars, as the case may be, in which event all such LIBOR Loans or Swiss Franc Loans, as the case may be, shall be automatically converted to ABR Loans or Loans denominated in dollars, as the case may be, as of the effective date of such notice as provided in paragraph (b) below and at the Exchange Rate at the date of such conversion; provided, however, that as to any Swiss Franc Loan of such Lender so required to be converted, the Borrower may repay the same on the last day of the then current Interest Period with respect thereto (or such earlier date on which any relevant notice pursuant to paragraph (b) below becomes effective), in lieu of converting such Swiss Franc Loan into an ABR Loan; and

                           (z) in the case of any such change affecting the
                  Issuing Bank's ability to issue or any Lender's ability to acquire participations in, Letters of Credit denominated in Swiss francs, the Issuing Bank or such Lender may declare that Letters of Credit will not thereafter be issued in Swiss francs.

In the case of any conversion pursuant to the exercise by any Lender of its rights under clause (x) or (y) above, all payments and prepayments of principal that would otherwise have been applied to repay the LIBOR Loans or Swiss Franc Loans, as the case may be, that would have been made by such Lender or the converted LIBOR Loans or Swiss Franc Loans, as the case may be, of such Lender shall instead be applied to repay the ABR Loans or Loans denominated in dollars, as the case may be, made by such Lender in lieu of, or resulting from the conversion of, such LIBOR Loans or Loans denominated in dollars, as the case may be.

                           (b) For purposes of this Section, a notice to the
Borrower by any Lender shall be effective as to each LIBOR Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such LIBOR Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

                           (c) If one or more of the Swiss Franc Loans of any
Lender is repaid by the Borrower pursuant to the proviso in clause (x) or (y) above, and the making of such repayments results in such Lender having less than its Pro Rata Percentage of all outstanding Syndicated Loans, such Lender shall promptly purchase from the other Lenders, and the other Lenders shall promptly sell to such Lender, participations in the Syndicated Loans denominated in dollars of such other Lenders, to the end that the amounts of the Syndicated Loans shall be held by Lenders as nearly as possible in accordance with their respective Pro Rata Percentages.

Section 4.04. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any LIBOR Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any LIBOR Loan to an ABR Loan, or the conversion of the Interest Period with respect to any LIBOR Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any LIBOR Loan to be made by such Lender (including any LIBOR Loan to be made pursuant to a conversion or continuation under Section 2.11) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the LIBOR Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall (if the determination of such amount or amounts is made on a reasonable and nondiscriminatory basis) be conclusive absent manifest error.

Section 4.05. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender, Swingline Bank or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                           (b) In addition, the Borrower shall pay any Other
Taxes to the relevant Governmental Authority in accordance with applicable law.

                           (c) The Borrower shall indemnify the Agent, each
Lender, the Swingline Bank and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent, such Lender, the Swingline Bank or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Swingline Bank or the Issuing Bank, or by the Agent on its own behalf or on behalf of a Lender or the Swingline Bank or the Issuing Bank, shall (if there is a reasonable basis for such payment or liability, and if the determination of the amount thereof is made on a reasonable basis) be conclusive absent manifest error.

                           (d) After payment by the Borrower to the demanding
party of the amount demanded pursuant to paragraph (c) of this Section, the Borrower shall be entitled to commence a legal proceeding against the applicable Governmental Authority to recover the Indemnified Taxes or Other Taxes so paid by the demanding party; and (after such payment by the Borrower to the demanding party) the demanding party shall at the sole expense of the Borrower cooperate with the Borrower as the Borrower may reasonably request with respect to such legal proceeding, provided that the demanding party may do so without material risk of liability.

                           (e) As soon as practicable after any payment of
Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent written evidence thereof reasonably satisfactory to the Agent.

                           (f) If the Borrower and a Lender (or, in the case of
a payment to the Agent, the Agent) (each, a "Payee") agree that an Indemnified Tax paid by the Borrower under Section 4.05 (a) or (c) with respect to payments by the Borrower to such Payee should more likely than not be refunded by the relevant Governmental Authority under applicable law, such Payee shall, at the expense of the Borrower, cooperate with the Borrower as the Borrower may reasonably request in order to seek a refund of such Indemnified Tax, including the execution by the Payee of such documents acceptable to the Payee as the Borrower may reasonably request, provided that the Payee may do so without material risk of liability, and provided further that no Payee shall be required to disclose its tax returns or other information it deems confidential. If any Payee receives a refund of any Indemnified Tax paid by the Borrower under
Section 4.05 (a) or (c) (including a refund received pursuant to the preceding sentence) the amount of such refund received (together with any interest received from the Governmental Authority thereon) shall be paid to the Borrower.

Section 4.06. Duty to Mitigate. If (i) any Lender or the Swingline Bank or the Issuing Bank shall request compensation under Section 4.02, (ii) any Lender or the Swingline Bank or the Issuing Bank delivers a notice described in Section
4.03 or (iii) the Borrower is required to pay any additional amount to any Lender or the Swingline Bank or the Issuing Bank or any Governmental Authority on account of any Lender or the Swingline Bank or the Issuing Bank, pursuant to
Section 4.05, then such Lender or the Swingline Bank or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Swingline Bank or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 4.02 or enable it to withdraw its notice pursuant to
Section 4.03 or would reduce amounts payable pursuant to Section 4.05, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Swingline Bank or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

Section 4.07. Replacement of Lenders. If any Lender or the Swingline Bank or the Issuing Bank requests compensation under Section 4.02, or if any Lender or the Swingline Bank or the Issuing Bank delivers a notice described in Section 4.03, or if the Borrower is required to pay any additional amount to any Lender, the Swingline Bank, the Issuing Bank or any Governmental Authority for the account of any Lender or the Swingline Bank or the Issuing Bank pursuant to Section 4.05, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender or the Swingline Bank or the Issuing Bank, as the case may be, and the Agent, require such Lender or the Swingline Bank or the Issuing Bank, as the case may be, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.05, which restrictions shall apply, for purposes of this Section, with reference to the Swingline Bank and the Issuing Bank, as well as with reference to a Lender) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) if the assignee is not a Lender, the Borrower shall have received the prior written consent of the Agent (and the Swingline Bank and the Issuing Bank), which consent shall not be unreasonably withheld; and (ii) such Lender or the Swingline Bank or the Issuing Bank shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed L/C Disbursements and funded participations in Swingline Loans, accrued interest thereon and accrued fees and other amounts (including amounts under Sections 4.02, 4.03 and 4.05) payable to it hereunder from the assignee or the Borrower, and (if the Issuing Bank is to be the assignor) the Issuing Bank shall have received from the Borrower cash collateral or other collateral satisfactory to it, having a value not less than the aggregate undrawn face amount of all Letters of Credit that are outstanding, as security for the reimbursement obligation of the Borrower in respect of such Letters of Credit; and (iii) in the case of any such assignment resulting from a claim for compensation under Section 4.02 or payments required to be made pursuant to Section 4.03 or 4.05, such assignment will result in a reduction in such compensation or payments. A Lender, the Swingline Bank or the Issuing Bank (as the case may be) shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender, the Swingline Bank or the Issuing Bank (as the case may be) or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. The interests, rights and obligations hereunder of a Lender that serves as either or both of the Issuing Bank or the Swingline Bank hereunder shall include its interests, rights and obligations in all such capacities.


                       ARTICLE 5.   CONDITIONS PRECEDENT.

Section 5.01. Documentary Conditions Precedent. The execution and delivery of this Agreement by the Lenders, the Agent, the Swingline Bank and the Issuing Bank are subject to the condition precedent that the Agent shall have received on or before the Closing Date each of the following, in form and substance satisfactory to the Agent and its counsel:

                  (a) the Syndicated Notes and the Swingline Note, duly executed by the Borrower;

                  (b) the Authorization Letter, duly executed by the Borrower;

                  (c) the SwissAm Guarantee, duly executed by SwissAm;

                  (d) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, attesting to (i) all corporate action taken by the Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement, and (ii) a true and complete copy of its certificate of incorporation and by-laws;

                  (e) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, certifying the names and true signatures of the officers of the Borrower authorized to sign the Facility Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

                  (f) a certificate of a duly authorized officer of the Borrower, dated the Closing Date, stating that the representations and warranties in Article 6 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

                  (g) a certificate of the Secretary or Assistant Secretary of SwissAm, dated the Closing Date, attesting to (i) all corporate action taken by SwissAm, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the SwissAm Guarantee, and (ii) a true and complete copy of its certificate of incorporation and by-laws;

                  (h) a certificate of the Secretary or Assistant Secretary of SwissAm, dated the Closing Date, certifying the names and true signatures of the officers of SwissAm authorized to sign the SwissAm Guarantee;

                  (i) a favorable opinion of counsel for the Borrower and SwissAm, dated the Closing Date, in substantially the form of Exhibit C and as to such other matters as the Agent, any Lender, the Swingline Bank or the Issuing Bank may reasonably request; and

                  (j) such other approvals, opinions, certificates and documents as the Agent may reasonably request.

Section 5.02. Additional Conditions Precedent. The obligations of the Lenders to make any Syndicated Loans pursuant to a Borrowing which increases the amount of Syndicated Loans outstanding hereunder (including the initial Borrowing), and of the Swingline Bank to make any Swingline Loan (including the initial Borrowing), and of the Issuing Bank to issue any Letter of Credit hereunder, shall be subject to the further conditions precedent that on the date of such Syndicated Loans or such Swingline Loan or such Letter of Credit (as the case may be, the following statements shall be true:

                  (a) the representations and warranties contained in Article 6 are true and correct on and as of the date of such Syndicated Loans or such Swingline Loan or such Letter of Credit (as the case may be) as though made on and as of such date, except (i) for any change since the date hereof with respect to Section 6.09 or Section 6.10 provided that
         (x) the Borrower shall have given specific notice of such change to the Lenders and the Agent in writing and (y) such change does not constitute a Default or Event of Default; and (ii) that any representation and warranty contained in Section 6.05 that specifically relates to January 31, 1997 or April 30, 1997 shall be true and correct as of January 31, 1997 or April 30, 1997 (as the case may be)

                  (b) no Default or Event of Default has occurred and is continuing, or would result from such Syndicated Loans or such Swingline Loans or such Letter of Credit.

Section 5.03. Deemed Representations. Each Borrowing Request and each acceptance by the Borrower of the proceeds of such borrowing, and each request by the Borrower for the issuance of a Letter of Credit and each issuance of a Letter of Credit, shall constitute a representation and warranty by the Borrower that the statements contained in Section 5.02 are true and correct both on the date of such Borrowing Request or request for a Letter of Credit and, unless the Borrower otherwise notifies the Agent prior to such Borrowing or issuance, as of the date of such Borrowing or issuance.


                   ARTICLE 6. REPRESENTATIONS AND WARRANTIES.

The Borrower hereby represents and warrants that:

Section 6.01. Incorporation, Good Standing and Due Qualification. Each of the Borrower and its Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

Section 6.02. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by each of the Borrower and each Guarantor of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any Subsidiaries or Affiliates of the Borrower; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or such Guarantor is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or such Guarantor; or
(f) cause the Borrower (or any Subsidiary or Affiliate of the Borrower, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

Section 6.03. Legally Enforceable Agreements. Each Facility Document to which the Borrower or a Guarantor is a party is a legal, valid and binding obligation of the Borrower or such Guarantor (as the case may be) enforceable against the Borrower or such Guarantor (as the case may be) in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

Section 6.04. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which (if determined adversely to the Borrower or such Subsidiary) would, in any one case or in the aggregate, materially adversely affect the financial condition, operations or business of the Borrower and its Subsidiaries taken as a whole or the ability of the Borrower or any Guarantor to perform its obligations under the Facility Documents to which it is a party.

Section 6.05. Financial Statements. The consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as at January 31, 1997, and the related consolidated and consolidating income statement and statements of cash flows and changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the accompanying opinion of Price Waterhouse LLP, independent certified public accountants, and the interim consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as at April 30, 1997, and the related consolidated and consolidating income statement and statements of cash flows and changes in stockholders' equity for the three-month period then ended, copies of which have been furnished to each of the Lenders, are complete and correct in all material respects and fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and its Consolidated Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year end adjustments in the case of the interim financial statements and except as otherwise stated therein or in the notes thereto). There are no liabilities of the Borrower or any of its Consolidated Subsidiaries, fixed or contingent, which are material in relation to the consolidated financial condition of the Borrower but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since January 31, 1997. No information, exhibit or report furnished by the Borrower to the Agent or any of the Lenders in connection with the negotiation of this Agreement, when read together with the financial statements referred to in this Section 6.05, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. Since January 31, 1997, there has been no material adverse change in the condition (financial or otherwise), business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole.

Section 6.06. Ownership and Liens. Each of the Borrower and its Consolidated Subsidiaries has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in
Section 6.05 (other than any properties or assets disposed of in the ordinary course of business, and other than properties and assets that are not material to the Borrower and its Subsidiaries taken as a whole), and none of the properties and assets owned by the Borrower or any of its Subsidiaries and none of its leasehold interests is subject to any Lien, except as disclosed in such financial statements or as may be permitted hereunder.

Section 6.07. Taxes. Each of the Borrower and its Subsidiaries has filed all tax returns (foreign, federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies shown thereon to be due, including interest and penalties, except for such taxes and other amounts as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

Section 6.08. ERISA. (a) No accumulated funding deficiency (as defined in
Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Borrower or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Borrower, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole. Neither the Borrower, nor any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

                  (b) Neither the Borrower nor any of its Subsidiaries has breached the fiduciary rules of ERISA or engaged in any prohibited transaction in connection with which the Borrower or any of its Subsidiaries or ERISA Affiliates could be subjected to (in the case of any such breach) a suit for damages or (in the case of any such prohibited transactions) with a civil penalty assessed under Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, which suit, penalty or tax, in any case, would be materially adverse to the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

                  (c) There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any Plan (other than a Multiemployer Plan) which presents a risk of termination of any such Plan by the PBGC under circumstances which in any case could result in liability which would be materially adverse to the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

                  (d) The present value of all vested accrued benefits under all Plans (other than Multiemployer Plans), determined as of the end of the Borrower's most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Plans allocable to such vested accrued benefits. The terms "present value", "current value", and "accrued benefit" have the meanings specified in Section 3 of ERISA.

                  (e) Neither the Borrower nor any of its Subsidiaries is or has ever been obligated to contribute to any Multiemployer Plan.

Section 6.09. Subsidiaries and Ownership of Stock. Schedule II is a complete and accurate list of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation or organization of each Subsidiary and showing the percentage of the Borrower's ownership of the outstanding stock or other interest of each such Subsidiary. All of the outstanding capital stock or other interest of each such Subsidiary has been validly issued, is fully paid and nonassessable and is owned by the Borrower free and clear of all Liens.

Section 6.10. Credit Arrangements. Schedule III is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing or for credit lines extended for the purchase of foreign-exchange contracts) in respect of which the Borrower or any of its Subsidiaries is in any manner directly or contingently obligated to pay money (excluding trade payables in the ordinary course of business, and excluding other extensions of credit that do not exceed $250,000 in the aggregate of all such other extensions of credit), including all modifications thereof and amendments thereto; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens (if any) of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

Section 6.11. Operation of Business. Each of the Borrower and its Subsidiaries possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, necessary in any material respect to conduct the business substantially as now conducted of the Borrower and its Subsidiaries taken as a whole, and neither the Borrower nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing.

Section 6.12. Hazardous Materials. The Borrower and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the consolidated financial condition, operations or business of the Borrower and its Consolidated Subsidiaries taken as a whole. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the consolidated financial condition, operations or business of the Borrower and its Consolidated Subsidiaries taken as a whole.

         In addition, except as set forth in Schedule IV hereto:

                  (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the best of the Borrower's knowledge, no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or authorization required under the Environmental Laws in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. Section 9601(22) ("Release"), of any substance regulated under Environmental Laws ("Hazardous Materials") generated by the Borrower or any of its Subsidiaries.

                  (b) Neither the Borrower nor any of its Subsidiaries has handled any Hazardous Material, other than as a generator, on any property now or previously owned or leased by the Borrower or any of its Subsidiaries to an extent that it has, or is reasonably expected to have, a material adverse effect on the consolidated financial condition, operations or business taken as a whole of the Borrower and its Consolidated Subsidiaries; and

                       (i) no polychlorinated biphenyl is present at any property now or owned or leased by the Borrower or any of its Subsidiaries;

                       (ii) no asbestos is present at any property now owned or leased by the Borrower or any of its Subsidiaries;

                       (iii) there are no underground storage tanks for Hazardous Materials, active or abandoned, at any property now owned or leased by the Borrower or any of its Subsidiaries;

to the extent that any of the same has, or is reasonably expected to have, a material adverse effect on the consolidated financial condition, operations or business taken as a whole of the Borrower and its Consolidated Subsidiaries. No Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now owned by the Borrower or any of its Subsidiaries.

                  (c) Neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System as provided by 40 C.F.R. Section 300.5 ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which are reasonably expected to lead to claims against the Borrower or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA that would be materially adverse to the business, financial condition or operations of the Borrower and its Consolidated Subsidiaries taken as a whole.

                  (d) No Hazardous Material generated by the Borrower or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Borrower or any of its Subsidiaries at any location other than those listed in Schedule III hereto.

                  (e) No oral or written notification of a Release of a Hazardous material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no property now owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

              (f) There are no Liens arising under or pursuant to any Environmental laws which have been imposed on any of the real property or properties owned or leased by the Borrower or any of its Subsidiaries, and (to the best of the Borrower's knowledge) no government actions have been taken or are in process which could subject any of such properties to such Liens and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

              (g) There have been no environmental investigations, studies, audits, test, reviews or other analyses conducted by or which are in the possession of the Borrower or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by the Borrower or any of its Subsidiaries which have not been made available to the Lenders, except to the extent prepared to satisfy routine reporting obligations under the Environmental Laws.

Section 6.13. No Default on Outstanding Judgments or Orders. Each of the Borrower and its Subsidiaries has satisfied all judgments and neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, except where any such defaults in the aggregate would not result in a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

Section 6.14. No Defaults on Other Agreements. Neither the Borrower nor any of its Subsidiaries is subject to any charter or corporate restriction which is reasonably expected to have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of the Borrower or any of its Subsidiaries, or the ability of the Borrower or any Guarantor to carry out its obligations under the Facility Documents to which it is a party. Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument which is reasonably expected to have a material adverse effect on the ability of the Borrower or any Guarantor to carry out its obligations under the Facility Documents to which it is a party. The Borrower is not in default in any respect under any of the Prudential Notes or under the note agreement pursuant to which they were issued. Neither the Borrower nor any of its Subsidiaries is in default in any material respect under any other agreement or instrument to which the Borrower or such Subsidiary is a party, except where any such defaults in the aggregate would not result in a material adverse affect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

Section 6.15. Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower or of any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

Section 6.16. Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed or to obtain letters of credit as contemplated hereby.

                  Section 6.17. Partnerships. Neither the Borrower nor any of its Subsidiaries is a partner in any partnership.

                  Section 6.18. No Forfeiture. No Forfeiture Proceeding is pending.

                  Section 6.19.   Solvency.

                  (a) The present fair saleable value of the assets of the Borrower after giving effect to all the transactions contemplated by the Facility Documents and the funding of all Commitments hereunder exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower and its Subsidiaries as they mature.

                  (b) The property of the Borrower does not constitute unreasonably small capital for the Borrower to carry out its business as now conducted and as presently proposed to be conducted including the capital needs of the Borrower.

                  (c) The Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower, and of amounts to be payable on or in respect of debt of the Borrower). The cash available to the Borrower after taking into account all other anticipated uses of the cash of the Borrower, is anticipated to be sufficient to pay all such amounts on or in respect of debt of the Borrower when such amounts are required to be paid.

                  (d) The Borrower does not believe that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, the Borrower will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to the Borrower after taking into account all other anticipated uses of the cash of the Borrower (including the payments on or in respect of debt referred to in paragraph (c) of this Section 6.19), is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms.


                 ARTICLE 7. AFFIRMATIVE COVENANTS.

         So long as any of the Notes shall remain unpaid, or any Letter of Credit shall remain outstanding, or any Lender shall have any Revolving Credit Commitment under this Agreement, the Borrower shall:

                  Section 7.01. Maintenance of Existence. Preserve and maintain (except as otherwise permitted by Section 8.07 or Section 8.08 or Section 8.10), and cause each of its Subsidiaries (other than Inactive Subsidiaries) to preserve and maintain (except as otherwise permitted by Section
8.07 or Section 8.08 or Section 8.10), its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

                  Section 7.02. Conduct of Business. Continue, and cause each of its Subsidiaries (other than Inactive Subsidiaries) to continue, to engage primarily in the Core Business.

                  Section 7.3. Maintenance of Properties. Maintain, keep and preserve, and cause each of its Subsidiaries to maintain, keep and preserve, all of the properties (tangible and intangible) necessary or useful in the proper conduct of the business of the Borrower and its Subsidiaries in good working order and condition (ordinary wear and tear excepted), except to the extent that such properties are not material to the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

                  Section 7.4. Maintenance of Records. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in compliance with then-current guidelines as to generally accepted accounting principles, reflecting all financial transactions of the Borrower and its Subsidiaries.

                  Section 7.5. Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

                  Section 7.6. Compliance with Laws; Payment of Taxes. (a) Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, the noncompliance with which would materially adversely affect the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole; and

                  (b) Pay or discharge, and cause each of its Subsidiaries to pay or discharge, before the same become delinquent all taxes, assessments and governmental charges imposed upon the Borrower or any Subsidiary or any of their respective properties; provided however that the Borrower shall not be required to pay or discharge or cause to be paid or discharged, any such tax, assessment or governmental charge the applicability or validity of which is being contested by the Borrower or such Subsidiary in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

                  Section 7.07. Right of Inspection. At any reasonable time and from time to time, permit the Agent or any Lender or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries on at least one day's advance notice, and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers and directors and the Borrower's independent accountants.

                  Section 7.08. Reporting Requirements. Furnish directly to each of the Lenders:

                  (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and a consolidated and consolidating income statement and statements of cash flows and changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and as to the consolidated statements audited and accompanied by an opinion thereon acceptable to the Agent and each of the Lenders by Price

Waterhouse LLP or other independent accountants of national standing selected by the Borrower and acceptable to the Required Lenders;

                  (b) as soon as available and in any event within 75 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and a consolidated and consolidating income statement and statements of cash flows and changes in stockholders' equity, of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and certified by the chief financial officer of the Borrower (subject to year-end adjustments);

                  (c) promptly upon receipt thereof, copies of any reports submitted to the Borrower or any of its Subsidiaries by independent certified public accountants in connection with examination of the financial statements of the Borrower or any such Subsidiary made by such accountants;

                  (d) simultaneously with the delivery of the financial statements referred to above, a certificate of the chief financial officer of the Borrower (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating compliance with the covenants contained in Article 9 and with the financial covenants contained in the note agreement between the Borrower and The Prudential Insurance Company of America;

                  (e) simultaneously with the delivery of the annual financial statements referred to in Section 7.08(a), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

                  (f) promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower or such Subsidiary, would reasonably be expected to have a material adverse effect on the financial condition, business, or operations of the Borrower and its Subsidiaries taken as a whole;

                  (g) as soon as possible and in any event within 10 days after the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

                  (h) as soon as possible, and in any event within ten days after the Borrower receives notice from the PBGC or any other Person, or otherwise acquires knowledge, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, which the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                  (i) any reportable event, as defined in Section 4043(b) of ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or
         Section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) and any request for a waiver under Section 412(d) of the Code for any Plan;

                  (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

                  (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                  (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt of the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                  (v) the institution of a proceeding by a fiduciary or any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

                  (vi) the adoption of an amendment to any Plan that pursuant to a notification letter from the Internal Revenue Service under
         Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                  (vii) any event or circumstance exists which may reasonably be expected to constitute grounds for the Borrower or any ERISA Affiliate to incur liability under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any Plan; and

                  (viii) the Unfunded Benefit Liabilities of one or more Plans increase after the date of this Agreement in an amount which is material in relation to the financial condition of the Borrower.

         (i) promptly after the request of any Lender, copies of each annual report filed pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section 103) and each annual report filed with respect to each Plan under Section 4065 of ERISA; provided, however, that in the case of a

Multiemployer Plan, such annual reports shall be furnished only if they are available to the Borrower or an ERISA Affiliate;

             (j) promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 7.08;

             (k) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which the Borrower or any such Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

             (l) promptly after the commencement thereof or promptly after the Borrower knows of the commencement or threat thereof, notice of any Forfeiture Proceeding;

             (m) simultaneously with the delivery of the annual financial statements referred to in Section 7.08(a), (i) a consolidating balance sheet of the Borrower and its domestic Subsidiaries, and a consolidating balance sheet of the non-domestic Subsidiaries of the Borrower, as of the end of the applicable fiscal year; and (ii) consolidating statements of income of the Borrower and its domestic Subsidiaries for the year then ended, and consolidating statements of income of the non-domestic Subsidiaries of the Borrower for the year then ended; in each case, in a form sufficient to enable the Lenders to determine the amounts owed by and paid by the Borrower and its domestic Subsidiaries to the non-domestic Subsidiaries of the Borrower, and vice versa;

             (n) simultaneously with the delivery of the annual financial statements referred to in Section 7.08(a), a letter from the accounting firm that audited such financial statements, addressed to the Agent, the Lenders, the Swingline Bank and the Issuing Bank, acknowledging their reliance on such financial statements, in compliance with N.J.S.A. 2A:53A-25 (which statute need not be expressly referred to in such letter).

             (o) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Agent or any Lender may from time to time reasonably request.

                  Section 7.09.    Subsidiary Guarantee.  Cause:

                      (a) each domestic Subsidiary of the Borrower whose assets at any time represent ten percent (10%) or more of the total assets of the Borrower and its Consolidated Subsidiaries, and

                      (b) each domestic Subsidiary of the Borrower that owns any trademark, tradename, tradedress or patent as a result of a transfer thereof by the Borrower or any of its Subsidiaries to such domestic Subsidiary, and

                      (c) each other domestic Subsidiary of the Borrower, other than domestic Subsidiaries whose combined assets represent less than fifteen percent (15%) of the total assets of the Borrower and its Consolidated Subsidiaries, to execute and deliver to the Agent a Guarantee, together with written evidence satisfactory to the Agent that such Guarantee has been duly authorized by all necessary action; the same shall be delivered to the Agent (in multiple duplicate original copies, one for each Lender, the Swingline Bank, the Issuing Bank and the Agent) within 30 days after the date on which (in the case of clause (a)) the assets of such Subsidiary first represent 10% or more of the total assets of the Borrower and its Consolidated Subsidiaries, or (in the case of clause (b)) such Subsidiary acquires ownership of such trademark, tradename, tradedress or patent, or (in the case of clause (c)) the 15% limit described in clause (c) is exceeded.

                  Section 7.10. Equal and Ratable Lien. Make or cause to be made, if any property (whether now owned or hereafter acquired) is subjected to a Lien in violation of Section 8.03, effective provision satisfactory in form and substance to the Required Lenders whereby the obligations of the Borrower under this Agreement and the Notes will be secured by such Lien equally and ratably with any and all other liabilities secured thereby. Such violation of
Section 8.03 shall be an Event of Default, whether or not any such provision is made pursuant to this Section.


                           ARTICLE 8.  NEGATIVE COVENANTS.

         So long as any of the Notes shall remain unpaid, or any Letter of Credit shall be outstanding, or any Lender shall have any Revolving Credit Commitment under this Agreement, the Borrower shall not:

                  Section 8.01. Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Debt, except:

                       (a) Debt of the Borrower under this Agreement or the Notes;

                       (b) The IBM Master Lease and Supplements thereto, the Prudential Senior Notes, the mortgage and machinery lease in favor of Cantonal Bank of Neuchatel, and the equipment leases described in
         Schedule III, including renewals, extensions or refinancings thereof (and including refinancings by institutions other than those institutions identified on Schedule III), provided that the principal amount thereof does not increase;

                       (c) Debt of the Borrower subordinated (on terms satisfactory to the Agent and the Required Lenders) to the Borrower's obligations under this Agreement and the Notes;

                       (d) Debt of the Borrower to any Guarantor or of any Guarantor to the Borrower or any other Guarantor; and Debt of any Subsidiary which is not a Guarantor to any other Subsidiary which is not a Guarantor; (which Debt described in this clause (d) shall be permitted under Section 8.05);

                       (e)  Debt consisting of leases permitted under Section
         8.04 or of guaranties permitted under Section 8.02(c);

                       (f) (i) other Debt of the Borrower or of any domestic Subsidiary of the Borrower, provided that in no event shall the amount thereof outstanding at any time exceed the sum of:
          (A)

                  (i) $20,000,000 until the first anniversary of the Closing Date, or

                           (ii) $22,500,000 at any time from and after the first anniversary of the Closing Date until the second anniversary of the Closing Date, or

                           (iii)  $25,000,000 from and after the second
                  anniversary of the Closing Date

         as to the Borrower and its domestic Subsidiaries in the aggregate, plus
         (B) up to $10,000,000 (as to the Borrower and its domestic Subsidiaries in the aggregate) of indebtedness for money borrowed at any time outstanding, having a maturity of not later than one year after the incurrence thereof, owing to one or more of the Lenders independently of this Agreement; and (ii) Debt of any non-domestic Subsidiary of the Borrower, provided that in no event shall the amount thereof outstanding at any time exceed $5,000,000 as to all non-domestic Subsidiaries in the aggregate; and provided further that (as to all of the Borrower and its domestic and non-domestic Subsidiaries in the aggregate):

                        (x) the amount of outstanding Debt permitted by this
               clause (f) consisting of liability in respect of letters of credit (excluding Letters of Credit issued under this Agreement) shall not exceed $3,000,000 at any time (whether such liability is for outstanding letters of credit that have not yet been drawn upon, or outstanding reimbursement obligations as to letters of credit that have been drawn upon); and

                        (y) the amount of outstanding Debt permitted by this
               clause (f) that is secured by a Lien permitted by Section 8.03(h) shall not exceed $8,000,000 at any time; and

               (g) Debt of the Borrower or any domestic Subsidiary of the Borrower not otherwise permitted by this Section, provided that:

                           (i) 50% of the amount of the gross proceeds of such Debt is (immediately upon the incurrence of such Debt) paid to the Agent for application to the reduction of the outstanding Swingline Loans and (if the outstanding amount of the Swingline Loans is, or is thereby reduced to, zero) the outstanding Syndicated Loans and (if the outstanding amount of the Syndicated Loans is, or is thereby reduced to, zero) for deposit with the Agent in the Cash Collateral Account as security for the Borrower's reimbursement obligation in respect of Letters of Credit; and

                           (ii) the Total Revolving Credit Commitment is permanently reduced by an amount equal to 50% of the amount of the gross proceeds of such Debt; and

                           (iii) the Borrower provides to Agent at least 20 days before the incurrence of such Debt, for distribution to the Lenders, a pro-forma consolidated balance sheet and income statement of the Borrower and its Consolidated Subsidiaries after giving effect to the incurrence of such Debt, together with a written certification of the Borrower that the incurrence of such Debt will not result in a Default, either immediately or (based upon the Borrower's reasonable and good faith projections) at any time thereafter.

The Borrower further covenants that any letter of credit in respect of which the Borrower or any of its Subsidiaries become liable as permitted by this Section will be for less than $1,000,000 (excluding Letters of Credit issued hereunder).

     Section 8.02. Guaranties, Etc. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable, or permit any of its Subsidiaries to assume, guarantee, endorse or otherwise be or become directly or indirectly responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, asset, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, except

                        (a) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                        (b) guaranties by Subsidiaries pursuant to Section 7.09;

                        (c) guaranties by the Borrower of ordinary rent obligations incurred by any of its domestic Subsidiaries for the lease of retail stores;

                        (d) guaranties by the Borrower of obligations incurred by any of its domestic Subsidiaries in the ordinary course of business other than for borrowed money, letters of credit or acceptance financing;

                        (e) guaranties by the Borrower in favor of any of its Subsidiaries, and guaranties by any Subsidiary of the Borrower in favor of the Borrower or another Subsidiary of the Borrower, as to obligations owing to the guaranteed party by a Subsidiary of the Borrower or by the Borrower; provided, however, that in no event shall the outstanding guaranty liability permitted by this clause (e) exceed at any time $15,000,000 as to the Borrower and its Subsidiaries in the aggregate;

                        (f) letters of credit permitted under Section 8.01 (including Letters of Credit issued hereunder); and

                        (g) other guaranties, provided however that in no event shall the outstanding guaranty liability permitted by this clause (g) exceed at any time $1,000,000 as to the Borrower and its Subsidiaries in the aggregate.

     Section 8.03. Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired (including, without limitation, any Lien upon any stock or other securities issued by a Subsidiary), except:

                        (a) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                        (b) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                       (c) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

                       (d) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                       (e) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                       (f) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                       (g) Liens securing obligations of such a Subsidiary to the Borrower;

                       (h) purchase money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

                                (i) any property subject to any of the foregoing
                  is acquired by the Borrower or any such Subsidiary in the ordinary course of its business and the Lien on any such property is created contemporaneously with such acquisition;

                               (ii) the obligation secured by any Lien so
                  created, assumed or existing shall not exceed 95% of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to the Borrower or such Subsidiary acquiring the same;

                              (iii) each such Lien shall attach only to the
                  property so acquired and fixed improvements thereon;

                               (iv) the obligations secured by such Lien are
                  permitted by the provisions of Section 8.01(f)(y) and the related expenditure is permitted under Section 9.05;

                       (i) Liens identified on Schedule III, including renewals, extensions or refinancings thereof (and including refinancings by institutions other than those institutions identified on Schedule II), provided that the principal amount secured by such Liens does not increase;

                       (j) other Liens, provided however that in no event shall the outstanding liabilities secured by Liens permitted by this clause
         (j) exceed at any time $1,000,000 as to the Borrower and its Subsidiaries in the aggregate.

Section 8.04. Leases. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except:

                       (a) leases existing on the date of this Agreement and any extensions or renewals thereof;

                       (b) Capital Leases permitted by Sections 8.01 and 8.03;
         and

                       (c) other leases (excluding Capital Leases) that are, in the judgment of the board of directors of the Borrower, appropriate for the business objectives of the Borrower and its Subsidiaries, provided however that (x) the Retail Rent Differential shall not exceed $6,000,000 for any fiscal year of the Borrower after January 31, 1997, and (y) the sum of the Retail Rent Differential for all fiscal years of the Borrower after January 31, 1997 shall not exceed $18,000,000. The term "Retail Rent Differential" for any fiscal year means the excess of
         (i) the aggregate amount of rent paid by the Borrower and its Subsidiaries for such year in respect of leases of retail stores (excluding Capital Leases), over (ii) the aggregate amount of rent paid by the Borrower and its Subsidiaries for the fiscal year ending January 31, 1997 in respect of leases of retail stores (excluding Capital Leases). If the lease for any such retail store commenced during the fiscal year ending January 31, 1997, the rent paid thereunder during such fiscal year shall be deemed to be the rent payable thereunder on an annualized basis, instead of the rent actually paid. If the lease for any retail store terminated during the fiscal year ending January 31, 1997, the rent paid thereunder during such fiscal year shall be deemed to be zero, instead of the actual rent paid.

Section 8.05. Investments. Make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any such Subsidiary to purchase or otherwise acquire, any capital stock, assets (except as otherwise permitted by this Agreement), obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, except:

                       (a) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

                       (b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.;

                       (c) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating within the United States of America having capital and surplus in excess of $200,000,000;

                       (d) for stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any such Subsidiary;

                       (e) inventory purchased in the ordinary course of business of the Borrower or such Subsidiary;

                       (f) any Acquisition permitted by Section 8.11;

                       (g) investments in stocks of investment companies registered under the Investment Company Act of 1940 which are no-load money-market funds and which invest primarily in obligations of the type described in clauses (a), (b) and (c) of this Section and which are classified as current assets in accordance with GAAP, provided that any such investment company shall have an aggregate net asset value of not less than $50,000,000;

                       (h) advances to employees of the Borrower or any of its Subsidiaries that do not exceed $500,000 outstanding at any time in the aggregate as to all such employees of the Borrower and its Subsidiaries;

                       (i) loans, advances, and other investments by any foreign Subsidiary of the Borrower to or in any other foreign Subsidiary of the Borrower that is wholly owned by the Borrower;

                       (j) loans and advances made by the Borrower or a domestic Subsidiary of the Borrower in order to enable the recipient to pay premiums payable in respect of any policy of life insurance issued on the life of Gedalio Grinberg (either individually or together with his spouse), provided that (w) such recipient is the owner of such policy, and (x) subject to the recipient's retention of the incidents of such ownership, such recipient collaterally assigns its rights in the policy to the Borrower or such Subsidiary, on a first-priority basis, as security for the repayment of such loans and advances, and (y) such recipient agrees to apply, and does apply, the proceeds of such policy payable upon the death of the insured(s), to the repayment in full of such loans and advances before such proceeds are applied to any other liability or are otherwise disposed of, and (z) the aggregate amount of such loans and advances made in any fiscal year of the Borrower does not exceed $1,500,000;

                       (k) other investments of up to $10,000,000 in the aggregate as to all of the Borrower and its Subsidiaries;

                       (l) as permitted under Sections 8.07(c) and 8.07(d); and

                       (m) Permitted Investments made by the Agent for the account of the Borrower pursuant to Section 2.13(f).

Section 8.06. Dividends. Declare or pay any dividends (other than dividends payable solely in shares of its common stock), purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets or in obligations of the Borrower, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower or another such Subsidiary (except as permitted by Section 8.08(b)), except that the Borrower may pay dividends or acquire its stock (or both), provided that:

                  (x) no Default or Event of Default exists either immediately prior to such payment or acquisition, or after giving effect to such payment or acquisition; and

                  (y) the aggregate amount expended by the Borrower for all such dividends and acquisitions does not exceed the sum of (i) $5,000,000, plus (ii) 50% of the cumulative net income of the Borrower for its fiscal year ending January 31, 1997 and each subsequent fiscal year that shall have ended prior to the payment of such dividend or the acquisition of such stock (which net income for any year shall be adjusted to exclude non-recurring gains, except to the extent that the Borrower shall have received actual cash representing such gain in such year), less (iii) 100% of the cumulative net loss (if any) of the Borrower for its fiscal year ending January 31, 1997 and each subsequent fiscal year that shall have ended prior to the payment of such dividend or the acquisition of such stock;

and except that any Subsidiary may pay dividends or make distributions to the Borrower and to any wholly-owned Subsidiary of the Borrower.

Section 8.07. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests), except:

                       (a) for inventory disposed of in the ordinary course of business;

                       (b) the sale or other disposition of assets no longer used or useful in the conduct of its business;

                       (c) that any such Subsidiary may sell, lease, assign, transfer or otherwise dispose of its assets to the Borrower or to another Subsidiary that shall have previously executed and delivered a Guarantee pursuant to Section 7.09;

                       (d) that any foreign Subsidiary of the Borrower may sell, lease, assign, transfer or otherwise dispose of its assets to another foreign Subsidiary of the Borrower that is wholly owned by the Borrower;

                       (e) as contemplated under Section 8.08(a) or (b); and

                       (f) for Designated Sales.

In no event shall any disposition of assets by the Borrower or any Subsidiary be for less than fair market value.

Section 8.08. Stock of Subsidiaries, Etc. Sell or otherwise dispose of, or permit any of its Subsidiaries to sell or otherwise dispose of, any shares of capital stock of any of its Subsidiaries, except:

                       (a) for a sale of all or substantially all of the stock of any Subsidiary for less than $3,000,000 where (i) the sales proceeds are made available to the Borrower and (ii) such proceeds represent the fair value of such Subsidiary;

                       (b) the shares of any foreign Subsidiary of the Borrower may be sold to another foreign Subsidiary of the Borrower that is wholly owned by the Borrower; and

                       (c) for Designated Sales;

or permit any such Subsidiary to issue any additional shares of its capital stock, except directors' qualifying shares.

Section 8.09. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate or permit any of its Subsidiaries to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business (including without limitation direct and indirect promotional and advertising efforts of the Borrower, consistent with past practice) and upon fair and reasonable terms that are (except for loans and advances permitted by clauses (h) and (j) of Section 8.05) no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

Section 8.10. Mergers, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or of a line of business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Subsidiaries to do so, except:

                       (a) for Acquisitions that are permitted pursuant to
         Section 8.11;

                       (b) sales of assets that are permitted pursuant to clauses (c) and (d) of Section 8.07 and clauses (a) and (b) of Section 8.08; and

                       (c) for Designated Sales.

Section 8.11. Acquisitions.  Make any Acquisition unless:

                       (i) no Default or Event of Default exists either immediately prior to such Acquisition or after giving effect to such Acquisition; and

                      (ii) such Acquisition is approved by the board of directors of the corporation (if any) which is the subject of such Acquisition, or is recommended by such board to the shareholders of such corporation; and

                     (iii) if the principal business of the corporation or other entity which is the subject of such Acquisition is not in the Core Business, then the aggregate amount expended by the Borrower or any Subsidiary for such Acquisition, and for all other Acquisitions where the principal business of the corporation or other entity which is the subject thereof is not in the Core Business, is not more than $10,000,000.

As used herein, the term "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any corporation or other entity other than the Borrower or any corporation which is not then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any corporation or other entity a Subsidiary of the Borrower, or causes any such corporation or other entity to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of securities or of assets or any reorganization providing for the delivery or issuance to the holders of the then outstanding securities of such corporation or other entity, in exchange for such securities, of cash or securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the assets or of any line of business of any corporation or other entity.

Section 8.12. No Activities Leading to Forfeiture. Engage in, or permit any of its Subsidiaries to engage in, the conduct of any business or activity which would reasonably be expected to result in a Forfeiture Proceeding.

Section 8.13. No Material Change in Business. Make or permit any of its Subsidiaries (other than an Inactive Subsidiary) to make a material change in the nature of its business such that it is no longer primarily engaged in the Core Business.

Section 8.14. No Restriction. Agree, or permit any of its Subsidiaries to agree, to any restriction on the right of any Subsidiary to pay to the Borrower any dividends or repayments of loan advances.

Section 8.15. Swap and Exchange Agreements. Enter into, or permit any of its Subsidiaries to enter into, any interest-rate swap, cap, floor, collar or other similar agreement, or any foreign exchange contract, currency swap agreement or other similar agreement, except for the purpose of hedging its risk in the ordinary course of business.

Section 8.16. Certain Subsidiary Liabilities. Permit any domestic Subsidiary of the Borrower that acquires ownership of any trademark, tradename, tradedress or patent from the Borrower or any other Subsidiary to be liable for total liabilities in excess of $750,000, excluding liabilities to the Borrower or to any Guarantor and excluding its liability under its Guarantee.



                        ARTICLE 9. FINANCIAL COVENANTS.

         So long as any of the Notes shall remain unpaid, or any Letter of Credit shall remain outstanding, or any Lender shall have any Revolving Credit Commitment under this Agreement:

Section 9.01. Tangible Net Worth. The Borrower shall at all times from and after the Closing Date maintain a Consolidated Tangible Net Worth of not less than the sum of $85,000,000 plus the Incremental TNW Amount.

         As of any date of determination, the "Incremental TNW Amount" shall be an amount equal to the product of (a) Consolidated Net Income for each fiscal year of the Borrower ended after the Closing Date and on or before such date of determination, if Consolidated Net Income for such fiscal year is a positive number, multiplied by (b) 50%.

         The term "Consolidated Net Income" for any fiscal year of the Borrower means the consolidated net income (loss) of the Borrower and its Consolidated Subsidiaries for such fiscal year, determined in accordance with GAAP and after provisions for minority interests, but not including in the computation of the foregoing any of the following:

                      (i)  extraordinary gains and extraordinary losses;

                      (ii) any portion of the net income of any Subsidiary which for any reason is unavailable to pay dividends to the Borrower by reason of legal or contractual restrictions;

                     (iii) any aggregate net gain (in excess of net losses) exceeding $200,000 in any fiscal year arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities);

                     (iv)  any write-up of any asset;

                     (v) any gain or loss arising from the acquisition of any securities of the Borrower or any Subsidiary;

                     (vi) net income or gain (net of any loss) resulting from discontinuing or disposing of operations, or prior period adjustments; and

                     (vii) the income (loss) of any Person accrued prior to the date it becomes a Subsidiary.

Section 9.02. Debt Ratio. The Borrower shall not permit the Debt Ratio to exceed either (a) 50% as of the end of each fiscal year of the Borrower, or (b) 65% at all other times.

         The term "Debt Ratio" means, as of any date of determination, the ratio of (x) consolidated indebtedness for borrowed money and Capital Leases of the Borrower and its Consolidated Subsidiaries as of such date, to (y) the sum of Consolidated Tangible Net Worth as of such date plus consolidated indebtedness for borrowed money and Capital Leases of the Borrower and its Consolidated Subsidiaries as of such date.

Section 9.03. Fixed Charge Coverage Ratio. The Borrower shall maintain, as of the last day of each fiscal quarter of the Borrower (the "determination date"), a Fixed Charge Coverage Ratio for the period consisting of such quarter and the three preceding fiscal quarters in excess of:

         As to each determination date to                     1.15 to 1.0
         and including January 31, 1998:


         As to each determination date                        1.20 to 1.0
         thereafter to and including January
         31, 1999:


         As to each determination date                        1.25 to 1.0.
         thereafter:

         The term "Fixed Charge Coverage Ratio" for any period means the ratio of (x) consolidated earnings before interest, taxes, depreciation and amortization, less Consolidated Capital Expenditures, of the Borrower and its Consolidated Subsidiaries for such period, to (b) cash taxes paid, plus cash interest paid, plus scheduled principal payments made, (in each case) during such period by the Borrower and its Consolidated Subsidiaries on a consolidated basis; provided, however, that if such a principal payment is scheduled to be made on a non-Business Day and is instead actually made on the next succeeding Business Day, and if a determination date occurs on such non-Business Day or on any subsequent non-Business Day prior to such next succeeding Business Day, then such principal payment will be deemed to have been made on such determination date. Without limiting the generality of the immediately preceding proviso, the annual principal payment on the Prudential Notes scheduled to be made on January 31, 1998 (which is a Sunday and a determination date) will, if such payment is made on February 1, 1998, be deemed to have been made on January 31, 1998.

Section 9.04. Leverage Ratio. The Borrower shall not permit the Leverage Ratio to exceed either (a) 1.40 to 1.0 as of the end of each fiscal year or (b) 1.75 to 1.0 at any other time.

         The term "Leverage Ratio" means as of any date of determination the ratio of (a) consolidated total liabilities (excluding deferred tax liabilities) of the Borrower and its Consolidated Subsidiaries as of such date, to (b) Consolidated Tangible Net Worth as of such date.

Section 9.05. Capital Expenditures. The Borrower shall not permit Consolidated Capital Expenditures to exceed $10,000,000 during any fiscal year (on a noncumulative basis); nor shall the Borrower permit Consolidated Capital Expenditures to exceed $30,000,000 during the period from the Closing Date until the Maturity Date.


                         ARTICLE 10. EVENTS OF DEFAULT.

Section 10.01. Events of Default. Any of the following events shall be an "Event of Default":

              (a) the Borrower shall: (i) fail to pay the principal of any Note as and when due and payable; or (ii) fail to pay interest on any Note or any fee or other amount due hereunder as and when due and payable and such failure shall continue for three days;

              (b) any representation or warranty made or deemed made by the Borrower or a Guarantor in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

              (c) the Borrower shall: (i) fail to perform or observe any term, covenant or agreement contained in Section 2.15 or Section 3.12, or Articles 8 or 9; or (ii) fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 10.01) in any Facility Document and (in the case of a failure referred to in this clause (ii)), such failure shall continue for 30 consecutive days;

              (d) the Borrower or any of its Subsidiaries shall: (i) fail to pay any indebtedness, including but not limited to indebtedness for borrowed money (other than the payment obligations described in (a) above), of the Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by installment, scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, provided that (in the case of both (i) and (ii)) the aggregate principal amount of such indebtedness as to which such failure to pay has occurred (and not merely the installment or other portion thereof not paid), or as to which the maturity is or is permitted to be accelerated by reason of such failure to perform or observe, shall be $1,000,000 or more; or any such indebtedness whose principal amount is $1,000,000 or more shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

              (e) the Borrower or any of its Subsidiaries: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement or readjustment of debt law or statute, or (except in the case of an Inactive Subsidiary) any dissolution or liquidation law or statute, of any jurisdiction whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed or unstayed for a period of 30 days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under Section 8.03 (a)); or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more;

              (f) one or more judgments, decrees or orders for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 60 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

              (g) any event or condition shall occur or exist with respect to any Plan or Multiemployer Plan concerning which the Borrower is under an obligation to furnish a report to the Lenders in accordance with Section 7.08(h) hereof and as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate has incurred or in the opinion of the Required Lenders is reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the PBGC, or a Section 4042 Trustee (or any combination of the foregoing) which is material in relation to the financial position of the Borrower and its Subsidiaries, on a consolidated basis;

              (h) the Unfunded Benefit Liabilities of one or more Plans have increased after the date of this Agreement in an amount which is material;

              (i) if at any time the capital stock of the Borrower owned by the Grinberg Group represents less than 25% of the voting power of (x) all outstanding capital stock of the Borrower and (y) all outstanding securities and rights that are then convertible into or exchangeable for capital stock of the Borrower or upon the exercise of which capital stock of the Borrower will be issued in respect of such securities or rights;

              (j) there is a seizure by or forfeiture in favor of any governmental authority of any property of the Borrower or any of its Subsidiaries having a value in excess of $1,000,000, other than by an eminent domain proceeding where the Borrower or such Subsidiary receives reasonable compensation therefor; or

              (k) any Guarantee shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Guarantor thereunder, or such Guarantor shall deny it has any further liability or obligation thereunder or shall fail to perform its obligations thereunder.

Section 10.02. Remedies. If any Event of Default shall occur and be continuing, the Agent may or, upon request of the Required Lenders, shall by notice to the Borrower, do any or all of the following: (a) declare the Revolving Credit Commitments to be terminated, whereupon the same shall forthwith terminate; (b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement or the Notes to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower (provided that, in the case of an Event of Default referred to in Section 10.01(e) as to the Borrower, the Revolving Credit Commitments shall be immediately terminated, and the Notes, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without any notice and without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower); and (c) direct the Borrower immediately to pay (and the Borrower agrees that upon receipt of such a notice, or upon the occurrence of an Event of Default referred to in Section 10.01(e) as to the Borrower, the Borrower will immediately pay) to the Agent such additional amount of cash as is equal to the L/C Exposure, to be held by the Agent in the Cash Collateral Account as security for the Borrower's reimbursement obligation in respect of Letters of Credit.


          ARTICLE 11. THE AGENT; RELATIONS AMONG LENDERS AND BORROWER.

Section 11.01. Appointment, Powers and Immunities of Agent. Each Lender (in its capacity as Lender and, as applicable, Swingline Bank and Issuing Bank) hereby irrevocably (but subject to removal by the Required Lenders pursuant to Section 11.09) appoints and authorizes the Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Lender. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer or official of the Borrower or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans or the reimbursement obligations in respect of Letters of Credit or for any failure by the Borrower to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Agent with respect to the Agent's services hereunder.

Section 11.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Lender as the holder of the Loans made by it and its participations in Letters of Credit for all purposes hereof unless and until an Assignment and Assumption Agreement shall have been furnished to the Agent in accordance with Section 12.05, but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan or any such participation from a Lender. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and any other holder of all or any portion of any Loan or any such participation.

Section 11.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Lenders) unless the Agent has received notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to
Section 11.08) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

Section 11.04. Rights of Agent as a Lender. With respect to its Revolving Credit Commitment and the Loans made by it and the Letters of Credit, the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its capacity as a Lender. The Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Although the Agent and its Affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrower, its Affiliates and such other Persons, the Agent shall have no duty to disclose such information to the Lenders.

Section 11.05. Indemnification of Agent. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 12.03 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrower under Section 12.03 or such provisions), ratably in accordance with their respective Pro Rata Percentages, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 12.03 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

Section 11.06. Documents. The Agent will forward to each Lender, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Lender.

Section 11.07. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

Section 11.08. Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Lenders under Section 11.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

Section 11.09. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time for cause by Lenders having Syndicated Loans outstanding, L/C Exposure and unused Revolving Credit Commitments representing at least 66_% of the sum of all Syndicated Loans outstanding, L/C Exposure and unused Revolving Credit Commitments; provided that the Borrower and the other Lenders shall be promptly notified thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, subject (unless an Event of Default exists) to the approval of the Borrower, which approval shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, subject (unless an Event of Default exists) to the approval of the Borrower, which approval shall not be unreasonably withheld, which shall be a bank which has an office in New York, New York. The Required Lenders or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrower and the other Lenders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         Section 11.10. Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

         Section 11.11. Liability of Agent. The Agent shall not have any liabilities or responsibilities to the Borrower on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of the Borrower to perform its obligations hereunder or under any other Facility Document.

         Section 11.12. Transfer of Agency Function. Without the consent of the Borrower or any Lender, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Borrower and the Lenders thereof.

         Section 11.13. Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower (either one as appropriate being the "Payor") prior to the date on which such Lender is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrower is to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and, if such recipient is the Borrower and the Payor Lender fails to pay the amount thereof to the Agent forthwith upon demand, the Borrower) shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of the Borrower, the interest rate applicable at such time to the applicable Loan, and
(ii) in the case of such Lender, a rate determined by the Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error). If a Lender makes a Required Payment to the Agent pursuant to the immediately preceding sentence and the Borrower shall have repaid such amount to the Agent pursuant to such sentence, the Agent shall promptly return to the Borrower any amount (including interest) paid by the Borrower to the Agent pursuant to such sentence.

         Section 11.14. Withholding Taxes. Each Lender represents to the Agent and the Borrower that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Lender will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Lender as evidence of such Lender's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Lender in respect of any Loan or reimbursement of a drawing under a Letter of Credit or such Lender's Revolving Credit Commitment until such Lender shall have furnished to the Agent the requested form, certification, statement or document.

         Section 11.15. Several Obligations and Rights of Lenders. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. No Lender shall be responsible for any failure of the Swingline Bank to make a Swingline Loan required to be made hereunder, or for any failure of the Issuing Bank to issue a Letter of Credit required to be issued hereunder. The amounts payable at any time hereunder to each Lender, the Swingline Bank and the Issuing Bank shall be a separate and independent debt, and each of them shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other of them to be joined as an additional party in any proceeding for such purpose.

         Section 11.16. Pro Rata Treatment of Syndicated Loans, Etc. Except to the extent otherwise expressly provided: (a) each Borrowing of Loans pursuant to
Section 2.01 shall be made from the Lenders, each reduction or termination of the amount of the Revolving Credit Commitments under Section 2.10 shall be applied to the Revolving Credit Commitments of the Lenders, and each payment of Commitment Fees accruing under Section 2.07 shall be made for the account of the Lenders, pro rata according to the amounts of their respective unused Revolving Credit Commitments; (b) each conversion under Section 2.11 of Syndicated Loans of a particular Type (but not conversions provided for by Article 4), shall be made pro rata among the Lenders holding Syndicated Loans of such Type according to the respective principal amounts of such Syndicated Loans by such Lenders;
(c) each prepayment and payment of principal of or interest on Syndicated Loans of a particular Type and a particular Interest Period shall be made to the Agent for the account of the Lenders holding Syndicated Loans of such Type and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Syndicated Loans of such Interest Period held by such Lenders; and (d) each payment of L/C Participation Fees accruing under Section 3.09 shall be made for the account of the Lenders, pro rata according to their respective Pro Rata Percentages of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements).

         Section 11.17. Sharing of Payments Among Lenders. If a Lender shall obtain payment of any principal of or interest on any Syndicated Loan made by it, or of any reimbursement obligation of the Borrower as to Letters of Credit, through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means it shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders and Letters of Credit in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans and Letter of Credit participations held by each of them. To such end the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders or Letters of Credit may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower.

         Section 11.18. Co-Agent. The Co-Agent shall have only such powers and duties as may be hereafter delegated to it by the Agent (with the written approval of the Borrower and the Lenders) and accepted by the Co-Agent. With respect to each function undertaken by it pursuant to any power or duty so delegated, the Co-Agent shall enjoy all the benefits and protections conferred on the Agent in this Article 11 and elsewhere in this Agreement (including, without limitation, all immunities, indemnifications, rights and other protective provisions) with the same effect as if the Co-Agent were included in the definition of "Agent". The Co-Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Co-Agent may be removed at any time with or without cause by the Required Lenders. The Co-Agent shall not be entitled to any agency fee for serving as Co-Agent hereunder, except as may be hereafter agreed to in a separate written agreement between the Borrower and the Co-Agent (and no such agreement shall reduce the amount of the agency fee payable to the Agent or require the Agent to share such fee with the Co-Agent).

                        ARTICLE 12.       MISCELLANEOUS.

         Section 12.01. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Agent and the Required Lenders, or by the Borrower and the Agent acting with the consent of the Required Lenders, and any provision of this Agreement may be waived by the Required Lenders or by the Agent acting with the consent of the Required Lenders; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Revolving Credit Commitments, (b) extend the date fixed for the payment of principal of or interest on any Loan or any fees payable hereunder, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) alter the terms of this Section 12.01, (e) amend the definition of the term "Required Lenders", (f) waive the condition precedent set forth in Section 5.02(a)(ii), (g) release collateral in any material amount,
(h) release guarantees in any material amount, (i) permit any Liens not permitted by Section 8.03, (j) change the several nature of the obligations of the Lenders under this Agreement, (k) increase the $10,000,000 maximum aggregate limitation on Swingline Loans, or the $15,000,000 maximum aggregate limitation on the L/C Exposure, or the maximum aggregate limitation on Swiss Franc Loans of the Swiss Franc Equivalent of $30,000,000, (l) add any further non-United Stated currency (beyond Swiss francs) as a currency on which Loans may be made under this Agreement, or (m) add any further Person (beyond the Borrower) as a Person that may borrow from the Lenders under this Agreement; and provided, further, that any amendment of Article 11 hereof or any amendment which increases the obligations of the Agent hereunder shall require the consent of the Agent; and provided further that any amendment which increases the obligations of the Swingline Bank hereunder shall require the consent of the Swingline Bank; and provided further that any amendment which increases the obligations of the Issuing Bank hereunder shall require the consent of the Issuing Bank. No failure on the part of the Agent or any Lender or the Swingline Bank or the Issuing Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 12.02. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Lender limiting rates of interest which may be charged or collected by such Lender.

         Section 12.03. Expenses. The Borrower shall (i) pay all reasonable costs, expenses and charges of the Agent (including reasonable fees and charges of external legal counsel for the Agent) incurred in connection with the preparation of this Agreement and the other Facility Documents, any waiver or consent hereunder or thereunder, and any amendment hereto or thereto, and (ii) reimburse the Agent, the Lenders, the Swingline Bank and the Issuing Bank on demand for all reasonable costs, expenses, and charges (including reasonable fees and charges of external legal counsel for the Agent, any Lender, the Swingline Bank or the Issuing Bank and costs allocated by their respective internal legal departments) incurred by any of them in connection with the performance or enforcement of this Agreement, the other Facility Documents or any Letter of Credit. The Borrower agrees to indemnify the Agent, each Lender, the Swingline Bank and the Issuing Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrower or any Subsidiary of the proceeds of the Loans or any Letter of Credit, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

         Section 12.04. Survival. The obligations of the Borrower under Article 4 and Section 12.03 shall survive the repayment of the Loans and the expiration of the Letters of Credit and the termination of the Revolving Credit Commitments.

         Section 12.05. Assignment; Participations. (a) This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Agent, the Co-Agent, the Lenders, the Swingline Bank, the Issuing Bank and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder.

               (b) After first obtaining the approval of the Agent, the Swingline Bank, the Issuing Bank and (provided no Event of Default exists as a result of the commencement of a case with respect to the Borrower under the Federal Bankruptcy Code) the Borrower, which approval will not be unreasonably withheld, each Lender may assign to one or more banks, finance companies, insurance or other financial institutions all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Syndicated Loans owing to it and its participations in Letters of Credit); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's Revolving Credit Commitment and Syndicated Loans and participations in Letters of Credit; (ii) unless the Agent and the Borrower otherwise consent, the aggregate amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the effective date of the Assignment and Assumption Agreement with respect to such assignment) shall in no event be less than Five Million Dollars ($5,000,000) and shall be an integral multiple of One Million Dollars ($1,000,000); (iii) the parties to each such assignment shall execute and deliver to the Agent, for its approval and acceptance, an Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit E with such changes therein (if any) as the Agent may approve (the "Assignment and Assumption Agreement"); and (iv) the Agent shall receive from the assignor a processing fee of Five Thousand Dollars ($5,000). Without restricting the right of the Agent, the Swingline Bank, the Issuing Bank or (provided no Event of Default exists as a result of the commencement of a case with respect to the Borrower under the Federal Bankruptcy Code) the Borrower to reasonably object to any bank, finance company, insurance or other financial institution becoming an assignee of an interest of a Lender hereunder, each proposed assignee must be an existing Lender or a bank, finance company, insurance or other financial institution which (i) has (or, in the case of a bank which is a subsidiary, such bank's parent has) a rating of its senior unsecured debt obligations of not less than Baa-1 by Moody's Investors Services, Inc. or a comparable rating by a rating agency acceptable to the Agent and (ii) has total assets in excess of Ten Billion Dollars ($10,000,000,000). Upon such execution, delivery, approval and acceptance, and on the effective date specified in the applicable Assignment and Assumption Agreement, (a) the assignee thereunder shall become a party hereto and a "Lender" for purposes hereof and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption Agreement, shall have the rights and obligations of a Lender hereunder and (b) the Lender-assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under this Agreement.

         (c) By executing and delivering an Assignment and Assumption Agreement, the Lender-assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Facility Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Facility Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of their respective obligations under any Facility Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 7.08(a) and (b) and such other Facility Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Facility Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Agent shall maintain a copy of each Assignment and Assumption Agreement delivered to and accepted by it and shall record the names and addresses of each Lender and the Revolving Credit Commitment of, and principal amount of the Syndicated Loans owing to, and the amount of participations in Letters of Credit of, such Lender from time to time. The Borrower, the Agent and the Lenders may treat each Person whose name is so recorded as a Lender hereunder for all purposes of this Agreement.

         (e) Upon its receipt of an Assignment and Assumption Agreement executed by an assigning Lender and an assignee and consented to by the Borrower (except that no such consent of the Borrower shall be required if an Event of Default exists as a result of the commencement of a case with respect to the Borrower under the Federal Bankruptcy Code), the Swingline Bank and the Issuing Bank, the Agent shall, if such Assignment and Assumption Agreement has been properly completed and is in substantially the form of Exhibit E, (i) accept such Assignment and Assumption Agreement, (ii) record the information contained therein and (iii) give prompt notice thereof to the Borrower and the Lenders. Upon request, the Borrower shall execute and deliver to the Agent an appropriate promissory note in favor of each assignee evidencing such assignee's Pro Rata Percentage of the Total Revolving Credit Commitment. If the Lender-assignor shall have assigned its entire Revolving Credit Commitment and Syndicated Loans, the original promissory note evidencing such Revolving Credit Commitment and Syndicated Loans shall be canceled and returned to the Borrower.

         (f) Each Lender may sell participations to one or more banks, finance companies, insurance or other financial institutions in or to all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Revolving Credit Commitment and the Syndicated Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including without limitation its Revolving Credit Commitment and its participations in

Letters of Credit) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such participant shall have no rights under any of the Facility Documents,
(iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement and its Note, and (v) the agreement executed by such Lender in favor of the participant shall not give the participant the right to require such Lender to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder allocated to such participant or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Lender.

         (g) The Borrower will use reasonable efforts to cooperate with the Agent and Lenders in connection with the assignment of interests under this Agreement or the sale of participations herein.

         (h) No Lender shall be permitted to assign or sell all or any portion of its rights and obligations under this Agreement to the Borrower or any Affiliate of the Borrower.

         (i) Any Lender that proposes to sell any assignment or participation hereunder may furnish any information concerning the Borrower and its Affiliates in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information, as provided in Section 12.14.

         (j) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may (without any need to comply with any of the formal or procedural requirements of this Section) assign and pledge all or any portion of its Revolving Credit Commitment and Loans to
(i) any affiliate of such Lender or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         Section 12.06. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Agent by telephone, confirmed by telecopy or other writing, and to the Lenders and to the Borrower by ordinary or certified mail or telecopy, addressed to such party at its address on its signature page of this Agreement. Notices shall be effective:
(a) if given by mail, 72 hours after deposit in the mails with postage prepaid, addressed as aforesaid; and (b) if given by telecopy, when the telecopy is transmitted as aforesaid, provided that receipt of such telecopy is confirmed; provided however that notices to the Agent and the Lenders and the Swingline Bank and the Issuing Bank under Articles 2 and 3 shall be effective upon receipt.

         Section 12.07. Setoff. The Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at any of such Lender's offices, in dollars or in any other currency, against any amount payable by the Borrower to such Lender under this Agreement or such Lender's Note which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof; provided that such Lender's failure to give such notice shall not affect the validity thereof or place such Lender under any liability to the Borrower. Payments by the Borrower hereunder shall be made without setoff or counterclaim.

         Section 12.08. JURISDICTION; IMMUNITIES. (a) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER FACILITY DOCUMENT OR ANY LETTER OF CREDIT, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE BORROWER AT ITS ADDRESS SPECIFIED IN SECTION
12.06. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE BORROWER FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE AGENT SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY. THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

         (b) Nothing in this Section 12.08 shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

         (c) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes.

         Section 12.09. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

         Section 12.10. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         Section 12.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         Section 12.12. Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

         SECTION 12.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         Section 12.14. Confidentiality. Each Lender (in its capacity as Lender and, as applicable, as Swingline Bank and Issuing Bank) and the Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Lenders or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which any one or more of the Lenders is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement in substantially the form of Exhibit F hereto; and provided finally that in no event shall any Lender or the Agent be obligated or required to return any materials furnished by the Borrower.

         Section 12.15. Treatment of Certain Information. The Borrower (a) acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by each Lender or by one or more of their respective subsidiaries or Affiliates and (b) acknowledges that information delivered to each Lender by the Borrower may be provided to each such subsidiary and Affiliate.

         Section 12.16. Judgment Currency. 12.(w) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

         (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any judgment to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        BORROWER:
                                        MOVADO GROUP, INC.


                                        By: /s/ John J. Rooney
                                            --------------------------------
                                            Name:  John J. Rooney
                                            Title: Corporate Controller

                                        Address for Notices:
                                        Movado Group, Inc.
                                        125 Chubb Avenue
                                        Lyndhurst, NJ 07071
                                        Attention: Chief Financial Officer

                                        Telecopier No.:  201-460-3768

                                        with a simultaneous copy to:

                                        Movado Group, Inc.
                                        125 Chubb Avenue
                                        Lyndhurst, NJ 07071
                                        Attention: General Counsel
                                        Telecopier No.:  201-460-4857

                                        AGENT:
                                        THE CHASE MANHATTAN BANK


                                        By:  /s/ Eileen McEvoy Higgins
                                            --------------------------------
                                             Name:  Eileen McEvoy Higgins
                                             Title:  Vice President

                                        Address for Notices:

                                        The Chase Manhattan Bank
                                        New York Agency
                                        1 Chase Manhattan Plaza
                                        New York, New York  10081
                                        Telecopier No.:  212-552-5650


                                        with a simultaneous copy to:

                                        The Chase Manhattan Bank
                                        East 36 Midland Avenue
                                        Paramus, New Jersey 07652
                                        Attention:  Ms. Eileen McEvoy Higgins
                                        Telecopier No.:  201-599-6824

                                        CO-AGENT:
                                        FLEET BANK, N.A.


                                        By:  /s/ Michael J. Merlo
                                            --------------------------------
                                             Name: Michael J. Merlo
                                             Title:  Vice President

                                        Address for Notices:

                                        Fleet Bank, N.A.
                                        1185 Avenue of the Americas
                                        New York, New York 10036
                                        Attention: Mr. Michael Merlo
                                        Telecopier No.:  212-703-1724

                                        LENDER, SWINGLINE BANK AND
                                        LETTER OF CREDIT BANK:
                                        THE CHASE MANHATTAN BANK


                                        By: /s/ Eileen McEvoy Higgins
                                            --------------------------------
                                            Name: Eileen McEvoy Higgins
                                            Title:  Vice President

                                        Lending Office
                                        The Chase Manhattan Bank
                                        270 Park Avenue
                                        New York, New York 10017

                                        Address for Notices:

                                        The Chase Manhattan Bank
                                        East 36 Midland Avenue
                                        Paramus, New Jersey 07652
                                        Attention:   Ms. Eileen McEvoy Higgins
                                        Telecopier No.:  201-599-6824

                                        LENDER:
                                        FLEET BANK, N.A.


                                        By: /s/ Michael J. Merlo
                                            --------------------------------
                                            Name: Michael J. Merlo
                                            Title: Vice President

                                        Lending Office and Address for Notices:

                                        Fleet Bank, N.A.
                                        1185 Avenue of the Americas
                                        New York, New York 10036
                                        Attention: Mr. Michael Merlo
                                        Telecopier No.:  212-703-1724

                                        LENDER:
                                        MARINE MIDLAND BANK


                                        By: /s/ John S. Wamboldt
                                            --------------------------------
                                            Name: John S. Wamboldt
                                            Title: Vice President

                                        Lending Office and Address for Notices:

                                        Marine Midland Bank
                                        534 Broad Hollow Road
                                        Melville, New York 11747
                                        Attention: Mr. John Wamboldt
                                        Telecopier No.:  516-752-4340

                                        LENDER:
                                        THE BANK OF NEW YORK


                                        By: /s/ Linda Mae Coppa
                                            --------------------------------
                                            Name: Linda Mae Coppa
                                            Title: Vice President

                                        Lending Office and Address for Notices:

                                        The Bank of New York
                                        385 Rifle Camp Road
                                        West Paterson, New Jersey 07424
                                        Attention:  Ms. Linda Mae Coppa
                                        Telecopier No.:  973-357-7705

                                   EXHIBIT A-1

                         [Form of Syndicated Loan Note]

                                 PROMISSORY NOTE


                                                                   July 23, 1997


         MOVADO GROUP, INC., a New York corporation (the "Borrower"), for value received, hereby promises to pay to the order of THE CHASE MANHATTAN BANK (the "Lender"), at the office of The Chase Manhattan Bank (the "Agent") described in the Credit Agreement (as such term is hereinafter defined), for the account of the appropriate Lending Office of the Lender, the amount of the Syndicated Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in immediately available funds, on the dates, in the currency and in the manner provided in the Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said office for the account of such Lending Office at the rates of interest provided in the Credit Agreement, on the dates, in the currency and in the manner provided in the Credit Agreement.

         The date and amount of each Type of Syndicated Loan made by the Lender to the Borrower under the Credit Agreement, and whether such Loan is a LIBOR Loan or an ABR Loan, and the currency in which such Loan shall have been made, and the date and amount of each payment of principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note (or, at the discretion of the Lender, at any other time), endorsed by the Lender on the schedule attached hereto or any continuation thereof.

         This is one of the Syndicated Notes referred to in that certain Amended and Restated Credit Agreement (as amended from time to time, the "Credit Agreement") dated the date hereof among the Borrower, the Lenders signatory thereto (including the Lender), The Chase Manhattan Bank as Agent, as Swingline Bank and as Issuing Bank, and Fleet Bank, N.A., as Co-Agent. This Note evidences the Syndicated Loans made by the Lender thereunder. All capitalized terms not defined herein shall have the meanings given to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of the principal of this Note upon the occurrence of certain Events of Default specified therein.

         The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

         This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.


                                               MOVADO GROUP, INC.


                                               By:/s/ John J. Rooney
                                                  ------------------------------
                                                   Name: John J. Rooney
                                                   Title: Corporate Controller

             Amount        LIBOR                     Amount of         Balance           Notation
Date         of Loan       or ABR     Currency        Payment        Outstanding         By


                                   EXHIBIT A-1

                         [Form of Syndicated Loan Note]

                                 PROMISSORY NOTE


                                                                   July 23, 1997


         MOVADO GROUP, INC., a New York corporation (the "Borrower"), for value received, hereby promises to pay to the order of FLEET BANK, N.A. (the "Lender"), at the office of The Chase Manhattan Bank (the "Agent") described in the Credit Agreement (as such term is hereinafter defined), for the account of the appropriate Lending Office of the Lender, the amount of the Syndicated Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in immediately available funds, on the dates, in the currency and in the manner provided in the Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said office for the account of such Lending Office at the rates of interest provided in the Credit Agreement, on the dates, in the currency and in the manner provided in the Credit Agreement.

         The date and amount of each Type of Syndicated Loan made by the Lender to the Borrower under the Credit Agreement, and whether such Loan is a LIBOR Loan or an ABR Loan, and the currency in which such Loan shall have been made, and the date and amount of each payment of principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note (or, at the discretion of the Lender, at any other time), endorsed by the Lender on the schedule attached hereto or any continuation thereof.

         This is one of the Syndicated Notes referred to in that certain Amended and Restated Credit Agreement (as amended from time to time, the "Credit Agreement") dated the date hereof among the Borrower, the Lenders signatory thereto (including the Lender), The Chase Manhattan Bank as Agent, as Swingline Bank and as Issuing Bank, and Fleet Bank, N.A., as Co-Agent. This Note evidences the Syndicated Loans made by the Lender thereunder. All capitalized terms not defined herein shall have the meanings given to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of the principal of this Note upon the occurrence of certain Events of Default specified therein.

         The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

         This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.


                                            MOVADO GROUP, INC.

                                            By: /s/ John J. Rooney
                                                -------------------------------
                                                Name: John J. Rooney
                                                Title: Corporate Controller

             Amount        LIBOR                     Amount of         Balance           Notation
Date         of Loan       or ABR     Currency        Payment        Outstanding         By


                                   EXHIBIT A-1

                         [Form of Syndicated Loan Note]

                                 PROMISSORY NOTE


                                                                   July 23, 1997


         MOVADO GROUP, INC., a New York corporation (the "Borrower"), for value received, hereby promises to pay to the order of MARINE MIDLAND BANK (the "Lender"), at the office of The Chase Manhattan Bank (the "Agent") described in the Credit Agreement (as such term is hereinafter defined), for the account of the appropriate Lending Office of the Lender, the amount of the Syndicated Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in immediately available funds, on the dates, in the currency and in the manner provided in the Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said office for the account of such Lending Office at the rates of interest provided in the Credit Agreement, on the dates, in the currency and in the manner provided in the Credit Agreement.

         The date and amount of each Type of Syndicated Loan made by the Lender to the Borrower under the Credit Agreement, and whether such Loan is a LIBOR Loan or an ABR Loan, and the currency in which such Loan shall have been made, and the date and amount of each payment of principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note (or, at the discretion of the Lender, at any other time), endorsed by the Lender on the schedule attached hereto or any continuation thereof.

         This is one of the Syndicated Notes referred to in that certain Amended and Restated Credit Agreement (as amended from time to time, the "Credit Agreement") dated the date hereof among the Borrower, the Lenders signatory thereto (including the Lender), The Chase Manhattan Bank as Agent, as Swingline Bank and as Issuing Bank, and Fleet Bank, N.A., as Co-Agent. This Note evidences the Syndicated Loans made by the Lender thereunder. All capitalized terms not defined herein shall have the meanings given to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of the principal of this Note upon the occurrence of certain Events of Default specified therein.

         The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

         This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.


                                             MOVADO GROUP, INC.

                                             By: /s/ John J. Rooney
                                                 ------------------------------
                                                 Name: John J. Rooney
                                                 Title: Corporate Controller

             Amount        LIBOR                     Amount of         Balance           Notation
Date         of Loan       or ABR     Currency        Payment        Outstanding         By


                                   EXHIBIT A-1

                         [Form of Syndicated Loan Note]

                                 PROMISSORY NOTE


                                                                   July 23, 1997


         MOVADO GROUP, INC., a New York corporation (the "Borrower"), for value received, hereby promises to pay to the order of THE BANK OF NEW YORK (the "Lender"), at the office of The Chase Manhattan Bank (the "Agent") described in the Credit Agreement (as such term is hereinafter defined), for the account of the appropriate Lending Office of the Lender, the amount of the Syndicated Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in immediately available funds, on the dates, in the currency and in the manner provided in the Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said office for the account of such Lending Office at the rates of interest provided in the Credit Agreement, on the dates, in the currency and in the manner provided in the Credit Agreement.

         The date and amount of each Type of Syndicated Loan made by the Lender to the Borrower under the Credit Agreement, and whether such Loan is a LIBOR Loan or an ABR Loan, and the currency in which such Loan shall have been made, and the date and amount of each payment of principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note (or, at the discretion of the Lender, at any other time), endorsed by the Lender on the schedule attached hereto or any continuation thereof.

         This is one of the Syndicated Notes referred to in that certain Amended and Restated Credit Agreement (as amended from time to time, the "Credit Agreement") dated the date hereof among the Borrower, the Lenders signatory thereto (including the Lender), The Chase Manhattan Bank as Agent, as Swingline Bank and as Issuing Bank, and Fleet Bank, N.A., as Co-Agent. This Note evidences the Syndicated Loans made by the Lender thereunder. All capitalized terms not defined herein shall have the meanings given to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of the principal of this Note upon the occurrence of certain Events of Default specified therein.

         The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

         This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.


                                             MOVADO GROUP, INC.

                                             By: /s/ John J. Rooney
                                                 ------------------------------
                                                 Name: John J. Rooney
                                                 Title: Corporate Controller

             Amount        LIBOR                     Amount of         Balance           Notation
Date         of Loan       or ABR     Currency        Payment        Outstanding         By


                                   EXHIBIT A-2

                          [Form of Swingline Loan Note]

                                 PROMISSORY NOTE


$10,000,000                                                        July 23, 1997


         MOVADO GROUP, INC., a New York corporation (the "Borrower"), for value received, hereby promises to pay to the order of THE CHASE MANHATTAN BANK (the "Swingline Bank"), at the office of The Chase Manhattan Bank (the "Agent") described in the Credit Agreement (as such term is hereinafter defined), for the account of the appropriate Lending Office of the Swingline Bank, the principal sum of Ten Million Dollars or, if less, the amount of the Swingline Loans made by the Swingline Bank to the Borrower pursuant to the Credit Agreement, in lawful money of the United States, in immediately available funds, on the dates and in the manner provided in the Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said office for the account of such Lending Office in lawful money of the United States at the rates of interest provided in the Credit Agreement, on the dates and in the manner provided in the Credit Agreement.

         The date and amount of each Swingline Loan made by the Swingline Bank to the Borrower under the Credit Agreement, and each payment of principal thereof, shall be recorded by the Swingline Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Swingline Bank, at any other time), endorsed by the Swingline Bank on the schedule attached hereto or any continuation thereof.

         This is the Swingline Note referred to in that certain Amended and Restated Credit Agreement (as amended from time to time, the "Credit Agreement") dated the date hereof among the Borrower, the Lenders signatory thereto, The Chase Manhattan Bank as Agent, as Swingline Bank and as Issuing Bank, and Fleet Bank, N.A., as Co-Agent. This Note evidences the Swingline Loans made by the Swingline Bank thereunder. All capitalized terms not defined herein shall have the meanings given to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of the principal of this Note upon the occurrence of certain Events of Default specified therein.

         The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

         This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.


                                            MOVADO GROUP, INC.

                                            By: /s/ John J. Rooney
                                                -------------------------------
                                                Name: John J. Rooney
                                                Title: Corporate Controller

             Amount        LIBOR                     Amount of         Balance           Notation
Date         of Loan       or ABR     Currency        Payment        Outstanding         By


                                    EXHIBIT B


                                                                   July 23, 1997



The Chase Manhattan Bank, as
 Agent and as Swingline Bank and
 as Issuing Bank
New York Agency
1 Chase Manhattan Plaza
New York, New York 10081

Re: The Amended and Restated Credit Agreement dated as of the date hereof (which, as the same may hereafter be amended, will be called herein the "Credit Agreement") among Movado Group, Inc., the Lenders signatory thereto, The Chase Manhattan Bank, as Agent, and as Swingline Bank and as Issuing Bank, and Fleet Bank, N.A., as Co-Agent

Ladies and Gentlemen:

         In connection with the captioned Credit Agreement, we hereby designate any one of the following persons to give to you instructions, including notices required pursuant to the Agreement, orally or by telephone or teleprocess:

                  NAME

                  Howard Regenbogen
                  Kenneth Adams
                  John Rooney
                  Frank Kimick
                  William Edelmann

         Instructions may be honored on the oral, telephonic or teleprocess instructions of anyone purporting to be any one of the above designated persons. We will furnish you with confirmation of each such instruction either by telex (whether tested or untested) or in writing signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents. Transactions that are the subject of such instructions are to be processed through Movado Group, Inc. DDA Account #0381130798 at the Agent or Account #505.101.340 of Concord Watch Company S.A. at Swiss Bank Corporation of Bienne Switzerland, or such other account as may be mutually agreed to by you and us (our agreement as to such other account to be evidenced by a writing signed by two of the above-designated persons).

         You shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you be liable for special, consequential or punitive damages. In addition, we agree to hold you and your agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Credit Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

         Upon notice to us, you may, at your option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

         We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.



                                              Very truly yours,

                                              MOVADO GROUP, INC.


                                              By: /s/ John J. Rooney
                                                  -----------------------------
                                                  Name: John J. Rooney
                                                  Title: Corporate Controller

                                    EXHIBIT C

                             Timothy F. Michno, Esq.
                                630 Fifth Avenue
                               New York, NY 10019


                                  July 23, 1997


To each of the Lenders, the Swingline
Bank, the Issuing Bank and the Agent
that are parties to the Credit
Agreement hereinafter referred to

Ladies and Gentlemen:

         I have acted as counsel to Movado Group, Inc., a New York corporation (the "Borrower"), in connection with the that certain Amended and Restated Credit Agreement (the "Credit Agreement") dated as of the date hereof among the Borrower, the Lenders signatory thereto, The Chase Manhattan Bank as Agent, as Swingline Bank and as Issuing Bank, and Fleet Bank, N. A., as Co-Agent. We have also acted as counsel to SwissAm, Inc., a New Jersey corporation, in connection with the SwissAm Guarantee. Except as otherwise defined herein, all terms used herein and defined in the Credit Agreement shall have the meanings assigned to them therein.

         In connection with this opinion, I have examined executed copies of the Facility Documents and such other documents, records, agreements and certificates as we have deemed appropriate. I have also reviewed such matters of law as I have considered relevant for the purpose of this opinion.

         Based upon the foregoing, I are of the opinion that:

         1. Each of the Borrower and SwissAm is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York (in the case of the Borrower) or New Jersey (in the case of SwissAm), has the corporate power and authority to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

         2. The execution, delivery and performance by each of the Borrower and SwissAm of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or SwissAm; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or SwissAm is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or SwissAm; or (f) cause the Borrower or any Subsidiary to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

         3. (a) Each Facility Document to which the Borrower is a party is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                  (b) The SwissAm Guarantee is a legal, valid and binding obligation of SwissAm, enforceable against SwissAm in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

         4. To the best of our knowledge (after due inquiry), there are no pending or threatened actions, suits or proceedings against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower or of any such Subsidiary or the ability of the Borrower or SwissAm to perform its obligations under the Facility Documents.

         The opinions expressed herein are for the sole benefit of the Lenders, the Agent, the Swingline Bank, the Issuing Bank and their respective successors and assigns, and may be relied upon by such Persons, but may not be relied upon in any manner by any other Person without our prior written consent. The opinions expressed herein are as of the date hereof, and we make no undertaking to supplement such opinions as facts and circumstances come to our attention or changes in law occur which could affect such opinions.

                                      Very truly yours,



                                      Timothy F.  Michno

                                    EXHIBIT D

                                    GUARANTEE


         REFERENCE IS HEREBY MADE to the Amended and Restated Credit Agreement dated July 23, 1997 (which, as the same has heretofore been or may hereafter be amended from time to time, will be called herein the "Credit Agreement") among Movado Group, Inc., a New York corporation (the "Borrower"), the Lenders signatory thereto, The Chase Manhattan Bank, as Agent, as Swingline Bank and as Issuing Bank, and Fleet Bank, N.A., as Co-Agent. All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Credit Agreement.

         WHEREAS, the Credit Agreement provides for the extension of credit by the Lenders, the Swingline Bank and the Issuing Bank (all of which, together with the Agent, will be called herein the "Creditors") to the Borrower; and

         WHEREAS, all the obligations and liabilities (whether now existing or hereafter arising) of the Borrower to any or all of the Creditors under the Credit Agreement or any of the other Facility Documents (whether for principal, interest, fees, reimbursement obligations, indemnification obligations, costs of enforcement or otherwise) will be called herein the "Obligations"; and

         WHEREAS, the Guarantor has obtained and expects to obtain substantial economic benefit from the extension of credit by the Creditors to the Borrower under the Credit Agreement; and

         WHEREAS, the execution and delivery of this guaranty by the Guarantor is required pursuant to the terms of the Credit Agreement;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Creditors to extend credit to the Borrower under the Facility Documents, the Guarantor hereby agrees with the Creditors as follows:

                  The Guarantor hereby unconditionally guarantees to the Creditors that the Borrower will promptly pay, perform and observe all the Obligations, and that all sums stated to be payable in, or which become payable under, the Facility Documents by the Borrower will be promptly paid in full when due, whether at stated maturity or earlier by reason of acceleration or otherwise, and, in the case of one or more extensions of time of payment or performance or renewals of any Obligation, that the same will be promptly paid or performed (as the case may be) when due according to such extension or renewal, whether at stated maturity or earlier by reason of acceleration or otherwise, irrespective of the validity, regularity, or enforceability of any of the Facility Documents and irrespective of any present or future law or order of any government (whether of right or in fact and whether the Creditors shall have consented thereto) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any Obligation of the Borrower or other obligor or to vary the terms of payment; provided, however, that the liability of the Guarantor hereunder with respect to the Obligations shall not exceed at any time 90% of Adjusted Net Worth (as hereinafter defined). The term "Adjusted Net Worth" means the current Net Worth of the Guarantor, plus (as and when Net Worth increases) any increase in such amount of Net Worth after the date hereof (without any decrease for any reduction after the date hereof in current Net Worth as so increased). The term "Net Worth" means the amount of all assets of the Guarantor, at a fair valuation, less the total liabilities of the Guarantor (including contingent liabilities other than the liabilities of the Guarantor under this guaranty).

                  The Guarantor agrees that, as among the Guarantors, the Creditors, the Obligations may be declared to be due and payable for purposes of this guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against the

Borrower and that, in the event of any such declaration (or attempted declaration), such Obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantor for purposes of this guaranty. The Guarantor further guarantees that all payments made by the Borrower to the Creditors of any Obligation will, when made, be final and agrees that if any such payment is recovered from, or repaid by, any Creditor in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against the Borrower, this guaranty shall continue to be fully applicable to such Obligation to the same extent as though the payment so recovered or repaid had never been originally made on such Obligation.

                3. This is a guaranty of payment and not of collection only.

                4. The Guarantor hereby consents that from time to time, without notice to or further consent of the Guarantor, the payment, performance or observance of any or all of the Obligations may be waived or the time of payment or performance thereof extended or accelerated, or renewed in whole or in part, or the terms of the Facility Documents or any part thereof may be changed (including, without limitation, an increase or decrease in the Total Revolving Credit Commitment or any Lender's Revolving Credit Commitment or rate of interest thereon) and any collateral therefor may be exchanged, surrendered or otherwise dealt with as the Agent may determine, and any of the acts mentioned in the Facility Documents may be done, all without affecting the liability of the Guarantor hereunder. The Guarantor hereby waives presentment of any instrument, demand of payment, protest and notice of non-payment or protest thereof or of any exchange, sale, surrender or other handling or disposition of such collateral, and any requirement that any Creditor exhaust any right, power or remedy or proceed against the Borrower under the Facility Documents or against any other person under any other guaranty of, or security for, any of the Obligations. The Guarantor hereby further waives any defense whatsoever which might constitute a defense available to, or discharge of, the Borrower or a guarantor. No payment by the Guarantor pursuant to any provision hereunder shall entitle the Guarantor, by subrogation to the rights of any Creditor or otherwise, to any payment by the Borrower (or out of the property of the Borrower) except after payment in full of all sums (including interest, costs and expenses) which may be or become payable by the Borrower to the Creditors at any time or from time to time.

               5. This guaranty shall be a continuing guaranty, and any other guarantor, and any other party liable upon or in respect of any Obligation hereby guaranteed may be released without affecting the liability of any Guarantor. The liability of the Guarantor hereunder shall be joint and several with the liability of any other guarantor or other party upon or in respect of the Obligations.

               6. Any Creditor may assign its rights and powers hereunder, with all or any of the Obligations, and, in the event of such assignment, the assignee hereof or of such rights and powers, shall have the same rights and remedies as if originally named herein.

               7. Notice of acceptance of this guaranty and of the incurring of any and all of the Obligations of the Borrower pursuant to the Facility Documents is hereby waived. THIS GUARANTY AND ALL RIGHTS, OBLIGATIONS AND LIABILITIES ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

               8. The Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim any Creditor may otherwise have, each of the Creditors shall be entitled, at its option, to setoff and apply balances (general or special, time or demand, provisional or final) held by it for account of the Guarantor at any of its offices in dollars or in any other currency, against any amounts owing hereunder that are not paid when due (regardless of whether such balances are then due to the Guarantor), in which case it shall promptly notify the Guarantor thereof; provided however that any failure to give such notice shall not affect the validity thereof.

               9. No provision of this guaranty may be modified or waived without the prior written consent of the Agent and the Required Lenders.

              10. Without limiting the rights of any Creditor under any other agreement, any financial accommodation (including, without limitation, interest accruing at the agreed to contract rate after the commencement of any bankruptcy, reorganization or similar proceeding) extended by the Guarantor to or for the account of the Borrower, or in respect of which the Borrower may be liable to the Guarantor in any capacity, is hereby subordinated to all the Obligations, and such financial accommodation of the Guarantor to the Borrower, if the Agent so requests, shall be collected, enforced and received by the Guarantor as trustee for the Creditors and be paid over to the Agent on account of the Obligations but without reducing or affecting in any manner the liability of such Guarantor, or any other Guarantor, under the other provisions of this guaranty.

              11. The Guarantor hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Guarantor irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Guarantor at its address specified on the signature page hereof. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the rights of the Creditors to serve legal process in any other manner permitted by law or affect the rights of the Creditors to bring any action or proceeding against the Guarantor or any of its property in the courts of any other jurisdiction. To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives such immunity in respect of its Obligations under this guaranty. The Guarantor hereby expressly waives any and every right to a trial by jury in any action on or related to this guaranty, the Obligations or the enforcement of either or all of the same, and does further expressly waive any and every right to interpose any counterclaim in any such action or proceeding. The Guarantor agrees to reimburse the Creditors on demand for all reasonable costs, expenses, and charges (including, without limitation, reasonable attorneys' fees) incurred by the Agent or the Lenders in connection with any enforcement of this guaranty.

              12. The rights, powers and remedies granted to the Creditors herein shall be cumulative and in addition to any rights, powers and remedies to which the Creditors may be entitled either by operation of law or pursuant to the Facility Documents or any other document or instrument delivered or from time to time to be delivered to the Agent or any Lender in connection with the Facility Documents.

         IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed by its proper officer(s) this 23rd day of July, 1997.

WITNESS:                                 SWISSAM, INC.

/s/ John J. Rooney                       By: /s/ David R. Phalen
--------------------------                   ---------------------------------
Name: John J. Rooney                         Name: David R. Phalen
                                             Title: President


                                         Address of Guarantor:

                                         -------------------------------------
                                         -------------------------------------
                                         -------------------------------------

                                    EXHIBIT E

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                         Dated as of ____________, 199__


                  Reference is made to the Amended and Restated Credit Agreement dated July ___, 1997 (which, as the same has been or may have been amended, will be called herein the "Credit Agreement"), among Movado Group, Inc., a New York corporation (the "Borrower"), the Lenders signatory thereto, The Chase Manhattan Bank, as Agent, as Swingline Bank and as Issuing Bank, and Fleet Bank, N.A., as Co-Agent. Terms defined in the Credit Agreement and used herein without definition shall have the respective meanings ascribed to such terms in the Credit Agreement.

                  [Name of assigning bank] ("Assignor") and [name of assignee] ("Assignee") hereby agree as follows:

                        1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _____ percent (___%) interest in all of the Assignor's rights and obligations under the Credit Agreement as of the Assignment Date (as hereinafter defined), including without limitation (a) the Assignor's Revolving Credit Commitment (including, without limitation, the Assignor's obligation to make Syndicated Loans and to participate in Letters of Credit) and (b) the Assignor's outstanding Syndicated Loans.

                        2. (a) The Assignor represents to the Assignee that as of the date hereof, before giving effect to the assignment contemplated hereby, its Revolving Credit Commitment is $__________ and the aggregate outstanding principal amount of its Syndicated Loans (including the aggregate outstanding principal amount of its Syndicated Loans denominated in dollars, plus the Dollar Equivalent of its Swiss Franc Loans) equals $__________; and that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim.

                       (b) Except as expressly provided in subsection (a) of this Section, the Assignor makes no representation or warranty in connection with this Assignment and Assumption Agreement. Without limiting the generality of the immediately preceding sentence: the Assignee makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Facility Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Facility Document or any other instrument or document furnished pursuant thereto; and the Assignee makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of their respective obligations under any Facility Document or any other instrument or document furnished pursuant to the Credit Agreement.

                        3. The Assignee represents and warrants that it is legally authorized to enter into this Agreement. The Assignee also acknowledges, agrees and confirms that (a) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Sections 7.08(a) and (b) of the Credit Agreement, and such other Facility Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; and (b) it will independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; and
(c) it appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Facility Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) it agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

                        4. The effective date for this Assignment and Assumption Agreement shall be ___________, 199__ (the "Assignment Date"), provided that this agreement shall have been executed and delivered by the Assignor and the Assignee and consented to by the Agent and the Borrower (except that the consent of the Borrower shall not be required if an Event of Default exists as a result of the commencement of a case with respect to the Borrower under the Federal Bankruptcy Code). Following the execution of this Assignment and Assumption Agreement, each such party shall deliver its duly executed counterpart hereof to the Agent for acceptance and recording in the record maintained by the Agent pursuant to Section 12.05(d) of the Credit Agreement.

                        5. Upon such acceptance and recording, and from and after the Assignment Date, (i) the Assignee shall become a party to the Credit Agreement and a "Lender" for purposes thereof, and to the extent provided in this Assignment and Assumption Agreement, shall have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement.

                        6. Upon such acceptance and recording, and from and after the Assignment Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. Each of the Assignor and the Assignee hereby agree that if it receives any amount under any Facility Document which is for the account of the other of them, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

                        7. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to conflict of laws).

                        8. This Assignment and Assumption Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

                           IN WITNESS WHEREOF, this Agreement has been executed
as of the day first above written.

                                    [Assignor]



                                    By: ______________________________________
                                        Name:
                                        Title:

                                    [Assignee]



                                    By: ______________________________________
                                        Name:
                                        Title:


Consented to:

MOVADO GROUP, INC.


By:______________________________________
     Name:
     Title:

THE CHASE MANHATTAN BANK, AS AGENT,
AS SWINGLINE BANK AND AS ISSUING BANK


By:______________________________________
     Name:
     Title:

                                    EXHIBIT F

                            CONFIDENTIALITY AGREEMENT


                                                     __________________, 199____


[Insert Name and
 Address of Prospective
 Participant or Assignee]

Re: Amended and Restated Credit Agreement dated July ___, 1997 (which, as the same may hereafter be amended, will be called herein the "Credit Agreement") among Movado Group, Inc., the Lenders signatory thereto, The Chase Manhattan Bank, as Agent, as Swingline Bank and as Issuing Bank, and Fleet Bank, N.A., as Co-Agent

Dear _____________:

                  As a Lender, party to the Credit Agreement, we have agreed with Movado Group, Inc. (the "Borrower") pursuant to Section 12.14 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Borrower as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

                  As provided in said Section 12.14, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Lender], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

                  Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and
(B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Lenders or the Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which you or any one or more of the Lenders is a party; and provided that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

                  Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.

                                        Very truly yours,

                                        [Insert Name of Lender]


                                        By:_____________________________________

The foregoing is agreed to
as of the date of this letter.


[Insert name of prospective
participant or assignee]


By:________________________________

                                   SCHEDULE I

                 Lenders and Their Revolving Credit Commitments

                                          Lender's Revolving       Lender's Pro
Name of Lender                            Credit Commitment       Rata Percentage
--------------                            -----------------       ---------------
The Chase Manhattan Bank                     $20,250,000             25.7143%

Fleet Bank, N.A                              $20,250,000             25.7143%

Marine Midland Bank                          $20,250,000             25.7143%

The Bank of New York                         $18,000,000             22.8571%
                                             -----------            --------

Total Revolving Credit Commitment            $78,750,000                 100%

                                   SCHEDULE II

               Subsidiaries of Movado Group, Inc. (the "Company")

         All issued and outstanding shares of each of the following subsidiaries are wholly owned, directly or indirectly, by the Company except for statutorily required nominee shares in the case of the Hong Kong subsidiaries:

         NEW JERSEY:
         EWC Marketing Corp. (inactive)
         SwissAm Inc.

         DELAWARE:
         Movado International, Ltd. (inactive)

         SWITZERLAND:
         Concord Watch Company, S.A.
         Movado Watch Company, S.A.
         N.A. Trading, Ltd.
         Montres Movado Bienne, S.A.
         Grandjean, S.A.

         CANADA:
         Movado Group of Canada, Ltd.

         GERMANY:
         Movado Deutschland GmbH
         Concord Deutschland GmbH

         SINGAPORE:
         Swissam Pte. Ltd.

         HONG KONG:
         SwissAm Ltd.
         SwissAm Products Ltd.

         JAPAN:
         Concord Movado Japan Co., Ltd.

                                  SCHEDULE III

                               MOVADO GROUP, INC.
                                BANK CREDIT LINES

                                                                        OUTSTANDING           OUTSTANDING
                                                 CREDIT LINE              1/31/97                 4/30/97
                                                 -----------            -----------            -----------
DOMESTIC
Working Capital Lines
Chase Manhattan                                  $12,500,000            $         0            $ 6,350,000
Fleet                                             12,500,000                      0              9,850,000
Marine Midland                                    10,000,000                      0              7,750,000
Bank of New York                                           0                      0                      0
                                                 -----------            -----------            -----------
                                                  35,000,000                      0             23,950,000
                                                 -----------            -----------            -----------

Long Term Revolver
Chase Manhattan Bank (as agent)                  $20,000,000            $ 5,000,000            $ 5,000,000

Total Domestic Line                              $55,000,000            $ 5,000,000            $28,950,000

FOREIGN                                               SFR                    SFR                    SFR
Concord S.A
  Cantonal Bank                                    4,000,000              6,000,000              4,000,000
  Swiss Bank                                       8,000,000              2,000,000              4,000,000
  Union Bank                                       4,000,000              3,000,000              3,000,000
  Cantonal Bank Gold Acct (Unsecured)                      0                      0                      0
                                                 -----------            -----------            -----------
                                                  16,000,000             11,000,000             11,000,000

Grandjean S.A                                          SFR                    SFR                    SFR
  Union Bank                                         300,000                      0                      0
  Cantonal Bank                                    1,400,000                      0                      0
  Swiss Bank                                         100,000                      0                      0
  Cantonal bank-Gold (Unsecured)                           0                      0                      0
  Popular                                            200,000                      0                      0
                                                 -----------            -----------            -----------
                                                   2,000,000                      0                      0

Total SFR                                         18,000,000             11,000,000             11,000,000

Spot rate                                               1.47                   1.42                   1.47

Converted to US Dollar                           $12,215,813            $ 7,746,479            $ 7,465,219
                                                 -----------            -----------            -----------

Consolidated Total US Dollar                     $67,215,813            $12,746,479            $36,415,219
                                                 ===========            ===========            ===========

Concurrent with the closing of this Agreement, the Domestic Working Capital Lines will be revised to the following credit limits:

Chase Manhattan                                           $         0
Fleet                                                       3,333,333
Marine Midland                                              3,333,333
Bank of New York                                           10,000,000
                                                          -----------
                                                          $16,666,666
                                                          ===========

                                  SCHEDULE III
                               MOVADO GROUP, INC.
            SCHEDULE OF CAPITAL LEASES & OTHER LONG TERM OBLIGATIONS
                          BALANCES AS OF JULY 15, 1997

                                                                      TOTAL OUTSTANDING
                                     UNITED STATES                          BALANCE
          IBM MASTER LEASE                                                   21,406
1         SUPPLEMENT NO. 1                                                        0
2         SUPPLEMENT NO. 2                                                        0
3         SUPPLEMENT NO. 3                                                        0
4         SUPPLEMENT NO. 4                                                        0
5         SUPPLEMENT NO. 5                                                        0
6         SUPPLEMENT NO. 6                                                    2,790
7         SUPPLEMENT NO. 7                                                      692
8         SUPPLEMENT NO. 8                                                   45,686
9         SUPPLEMENT NO. 9                                                        0
10        SUPPLEMENT NO. 10                                                       0
11        SUPPLEMENT NO. 11                                                     498
12        SUPPLEMENT NO. 12                                                       0
13        SUPPLEMENT NO. 13                                                       0
14        SUPPLEMENT NO. 14                                                   1,906
15        SUPPLEMENT NO. 15                                                  89,427
16        SUPPLEMENT NO. 16                                                   1,682
17        SUPPLEMENT NO. 17                                                   1,065
18        SUPPLEMENT NO. 18                                                     526
19        SUPPLEMENT NO. 19                                                     520
20        SUPPLEMENT NO. 20                                                     606
21        SUPPLEMENT NO. 21                                                     618
22        SUPPLEMENT NO. 22                                                     606
23        SUPPLEMENT NO. 23                                                  39,774
24        SUPPLEMENT NO. 24                                                   6,489
25        SUPPLEMENT NO. 25                                                   5,946
26        SUPPLEMENT NO. 26                                                  82,369
27        SUPPLEMENT NO. 27                                                     927
28        SUPPLEMENT NO. 28                                                  14,739
                                                                         ----------
                                                                         $  318,334
                                                                         ==========

           PRUDENTIAL SENIOR NOTES                                      $40,000,000

                                       GRANDJEAN
           Cantonal Bank of Neuchatel - Mortgage                        $   352,901
           Cantonal Bank of Neuchatel - Machinery lease                 $   115,372

                                  SCHEDULE III
                               MOVADO GROUP, INC.
                          OUTSTANDING LETTERS OF CREDIT
                                  JULY 16, 1997

 Bank         Face Amount             Holder/Description                 Maturity

Marine        178,900,000                 Rent Deposit                September 29, 1997
Marine        200,000,000                 Rent Deposit                February 21, 1998
Marine        150,000,000        Nuclear Regulatory Commission        November 30, 1997
Marine         23,818,000                 Rent Deposit                July 30, 1998
Chase         112,530,000               Canadian payroll              April 26, 1998

                                  SCHEDULE III

Certain equipment leases of the Borrower provide that the lessor has a security interest in the equipment. These liens are listed on Appendix A to this Schedule
III. In addition, S.A. Ancienne Fabrique Georges Paiget et Cie. has security interest in certain trademarks of the Borrower used in connection with the Borrower's distribution of Piaget watches. In addition, the Borrower has a security interest in certain property of SwissAm to secure amounts owing by SwissAm to the Borrower.

                           APPENDIX A TO SCHEDULE III

EQUIPMENT LEASE/LIEN REFERRED TO IN THE UCC-1 FINANCING STATEMENT NAMING BORROWER (AS LESSEE) AND IBM CREDIT CORPORATION (AS LESSOR) AND FILED WITH THE SECRETARY OF STATE OF NEW JERSEY ON MAY 9, 1997 AS INSTRUMENT NO. 1766303.

CONSIGNMENT FILINGS MADE NAMING THE BORROWER (AS DEBTOR) AND PIAGET (INTERNATIONAL) S.A. (AS SECURED PARTY) AS TO CERTAIN IDENTIFIED GOODS CONSIGNED BY PIAGET WITH THE BORROWER (INCLUDING ACCOUNTS AND OTHER INTANGIBLES AND PROCEEDS ARISING OUT OF OR WITH RESPECT TO SUCH CONSIGNED GOODS) FILED WITH (i) THE SECRETARY OF STATE OF NEW JERSEY ON AUGUST 28, 1996 AS INSTRUMENT NO. 1719250, AND (ii) THE SECRETARY OF STATE OF NEW YORK ON AUGUST 28, 1996 AS FILING NUMBER 171813.

                                   SCHEDULE IV

Tritium, acetone, benzene and isopropytal are stored by Borrower at 125 Chubb Avenue, Lyndhurst, New Jersey in accordance with applicable Environmental Laws.